Exhibit 1.1

Zai Lab Limited

9,792,350 Shares
(US$0.00006 par value per Share)

INTERNATIONAL UNDERWRITING AGREEMENT

2020

J.P. Morgan Securities (Asia Pacific) Limited (“J.P. Morgan (Asia Pacific)”)

28/F, Chater House

8 Connaught Road Central

Hong Kong

Goldman Sachs (Asia) L.L.C. (“Goldman Sachs”)

68/F, Cheung Kong Center

2 Queen’s Road Central

Hong Kong

Citigroup Global Markets Asia Limited (“Citigroup Asia”)

50/F, Champion Tower

3 Garden Road, Central

Hong Kong

As the Joint Representatives (as defined below) of the several International Underwriters (as defined below)

J.P. Morgan Securities plc (“JPM plc”)

25 Bank Street

Canary Wharf

London E14 5JP

United Kingdom

J.P. Morgan Securities LLC (“JPM LLC”)

383 Madison Avenue

New York, New York 10179

United States of America

Citigroup Global Markets Limited (“Citigroup Global”)

33 Canada Square

Canary Wharf

London E14 5LB

United Kingdom

Each as an International Underwriter (as defined below)

J.P. Morgan Securities (Far East) Limited (“J.P. Morgan (Far East)”)

28/F, Chater House

8 Connaught Road

Central

Hong Kong

As a Joint Sponsor (as defined below) (together with Citigroup Asia and Goldman Sachs, the “Joint Sponsors”)

And the other International Underwriters (as defined below) listed in Schedule V hereto

Ladies and Gentlemen:

Zai Lab Limited, an exempted company incorporated in the Cayman Islands with limited liability (the “Company”), proposes to issue and sell to the several International Underwriters set forth in Schedule I-B hereto (the “International Underwriters”) or to the purchasers procured by the International Underwriters ordinary shares of US$0.00006 par value per share to be listed on The Stock Exchange of Hong Kong Limited (the “SEHK”) and traded in Hong Kong dollars (the “Shares”). The Company proposes to initially issue and sell to the International Underwriters or to the purchasers procured by the International Underwriters an aggregate of 9,792,350 Shares (the “Firm Shares”). In addition, the Company proposes to grant to the International Underwriters the option to purchase from the Company up to 1,584,600 additional Shares (the “Option Shares”). The Firm Shares and the Option Shares are herein referred to collectively as the “International Offer Shares.” The offering and sale of the International Offer Shares under this Agreement is herein referred to as the “International Offering.”

The Company has entered into an agreement dated September 16, 2020 (the “Hong Kong Underwriting Agreement”) relating to the concurrent offering and sale by the Company to the public in the Hong Kong Special Administrative Region (“Hong Kong”) of the People’s Republic of China (“PRC”) of initially an aggregate of 771,700 Shares (the “Hong Kong Offer Shares”), to be underwritten through arrangements with certain underwriters in Hong Kong (the “Hong Kong Underwriters”). The offering and sale of the Hong Kong Offer Shares is herein referred to as the “Hong Kong Public Offering.” Except as the context may otherwise require, the International Underwriters and the Hong Kong Underwriters are referred to herein collectively as the “Underwriters” and this Agreement and the Hong Kong Underwriting Agreement are referred to herein collectively as the “Underwriting Agreements,” the International Offering and the Hong Kong Public Offering are referred to herein collectively as the “Global Offering,” and the International Offer Shares and the Hong Kong Offer Shares are referred to herein collectively as the “Offer Shares.” Anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement and the Hong Kong Underwriting Agreement are hereby made expressly conditional on one another.

The International Offer Shares are being offered at a price of HK$[•] per Share (the “International Offering Price”) and the Hong Kong Offer Shares are being offered at a price of HK$[•] per Share (the “Hong Kong Offering Price”), which is exclusive of brokerage per Share of 1% of the International Offering Price, or the Hong Kong Offering Price, as the case may be (the “Brokerage”), a trading fee per Share of 0.005% of the International Offering Price, or the Hong Kong Offering Price, as the case may be (the “Trading Fee”) imposed by the SEHK and a transaction levy per Share of 0.0027% of the International Offering Price, or the Hong Kong Offering Price, as the case may be (the “Transaction Levy”) imposed by the Securities and Futures Commission of Hong Kong (the “SFC”), in each case payable by purchasers of the International Offer Shares or the Hong Kong Offer Shares, as applicable. The Trading Fee and the Transaction Levy are also payable by the Company with respect to the International Offer Shares or the Hong Kong Offer Shares, as applicable.

J.P. Morgan (Asia Pacific), Goldman Sachs and Citigroup Asia shall act as the joint representatives of the International Underwriters (the “Joint Representatives”). The International Underwriters and the Hong Kong Underwriters are simultaneously entering into an Agreement Between International and Hong Kong Underwriting Syndicates (the “Agreement Between Syndicates”). J.P. Morgan Securities (Asia Pacific) Limited, Goldman Sachs (Asia) L.L.C., Citigroup Global Markets Asia Limited and Jefferies Hong Kong Limited shall act as the joint global coordinators (the “Joint Global Coordinators”) of the Global Offering. J.P. Morgan (Asia Pacific) (in relation to the Hong Kong Public Offering), JPM plc (in relation to the International Offering), JPM LLC (in relation to the International Offering), Goldman Sachs, Citigroup Asia (in relation to the Hong Kong Public Offering), Citigroup Global (in relation to the International Offering), Jefferies Hong Kong Limited, Merrill Lynch (Asia Pacific) Limited, Credit Sussie (Hong Kong) Limited, China International Capital Corporation Hong Kong Securities Limited and Haitong International Securities Company Limited shall act as the joint bookrunners of the Global Offering (the “Joint Bookrunners”). J.P. Morgan (Asia Pacific) (in relation to the Hong Kong Public Offering), JPM plc (in relation to the International Offering), JPM LLC (in relation to the International Offering), Goldman Sachs, Citigroup Asia (in relation to the Hong Kong Public Offering), Citigroup Global (in relation to the International Offering), Jefferies Hong Kong Limited, Merrill Lynch (Asia Pacific) Limited, Credit Sussie (Hong Kong) Limited, China International Capital Corporation Hong Kong Securities Limited and Haitong International Securities Company Limited shall act as the joint lead managers (the “Joint Lead Managers”) of the Global Offering. A prospectus dated September 17, 2020 (the “Hong Kong Prospectus”) has been prepared and used in connection with the Hong Kong Public Offering. The Company hereby acknowledges the appointment of the Joint Representatives, the Joint Global Coordinators and the Joint Bookrunners by the International Underwriters and/or the Hong Kong Underwriters.

Reference is made to a Stock Borrowing Agreement (the “Stock Borrowing Agreement”), dated as of September [•], 2020, between QM11 Limited (the “Lender”) and Goldman Sachs International (the “Borrower”), an affiliate of the Stabilization Manager (as defined below), pursuant to which the Lender has agreed to lend to the Borrower up to an aggregate of up to 1,584,600 Shares during the term of Stock Borrowing Agreement and subject to other terms and conditions contained therein, which arrangement is intended to facilitate stabilizing activities in connection with the Global Offering.

In conjunction with the Global Offering, the Company has made an application for listing of the Shares on the Main Board of the SEHK. J.P. Morgan (Far East), Goldman Sachs and Citigroup Asia are acting as the joint sponsors to the Company’s application for listing (the “Joint Sponsors”).

Capitalized terms used and not defined herein have the meanings set forth in the Hong Kong Underwriting Agreement. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive. The term “business day,” as used herein, shall mean a day (other than Saturday, Sunday or any public holiday) on which banking institutions in Hong Kong and New York are open generally for normal banking business.

As used herein, “Affiliate” has the meaning as defined in Rule 405 under the Securities Act; “Laws” means any and all national, central, federal, provincial, state, regional, municipal, local, domestic or foreign laws (including, without limitation, any common law or case law), statutes, ordinances, legal codes, regulations or rules (including, without limitation, any and all regulations, rules, orders, judgments, decrees, rulings, opinions, guidelines, measures, notices or circulars (in each case, whether formally published or not and to the extent mandatory or, if not complied with, the basis for legal, administrative, regulatory or judicial consequences) of any Authority (as defined below)); “Authority” means any administrative, governmental or regulatory commission, board, body, authority or agency, or any stock exchange, self-regulatory organization or other non-governmental regulatory authority, or any court, tribunal or arbitrator, in each case whether national, central, federal, provincial, state, regional, municipal, local, domestic, foreign or supranational; and “Taxes” or “Taxation” means all forms of taxation whenever created, imposed or arising and whether of Hong Kong, the US or of any other part of the world and, without prejudice to the generality of the foregoing, includes all forms of taxation on or relating to profits, salaries, interest and other forms of income, taxation on capital gains, sales and value added taxation, estate duty, death duty, capital duty, stamp duty, payroll taxation, withholding taxation, rates and other taxes or charges relating to property, customs and other import and excise duties, and generally any taxation, duty, impost, levy, rate, charge or any amount payable to taxing, revenue, customs or fiscal Authorities whether of Hong Kong, the US or of any other part of the world, whether by way of actual assessment, withholding or deduction, and including all interest, additions to tax, penalties or similar liabilities arising in respect of any taxation.

For the purposes of this Agreement, whenever the terms or expressions “save as disclosed in each of the Hong Kong Prospectus, the Registration Statement and the Pricing Disclosure Package” or the equivalent are made herein, the Hong Kong Prospectus, the Registration Statement and the Pricing Disclosure Package referred under such terms or expressions mean such documents that exist as of the date of this Agreement. Notwithstanding that the Joint Representatives and the International Underwriters may have knowledge or may have conducted investigation or enquiry with respect to the information given under the relevant representation or warranty, the rights of the Joint Representatives and the International Underwriters under this Agreement shall not be prejudiced by such knowledge, investigation and/or enquiry, if any.

1.     Sale and Purchase.

(a)   Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the purchasers procured by the International Underwriters, or failing which, the several International Underwriters, and each of the International Underwriters, severally (and not jointly or jointly and severally), agrees to procure purchasers to purchase or, failing which, to purchase itself from the Company, the number of Firm Shares set forth opposite the name of such International Underwriter in Schedule I-B hereto (subject to any reallocation by the Joint Representatives of Offer Shares between the International Offering and the Hong Kong Public Offering and subject to adjustment in accordance with Section 8 hereof), at the International Offering Price.

In addition, the Company hereby grants to the several International Underwriters the option (the “Over-allotment Option”) to procure purchasers to purchase (or, failing which, to purchase themselves), and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the International Underwriters shall have the right, severally (and not jointly or jointly and severally), to procure purchasers to purchase or, failing which, to purchase itself, from the Company, ratably in accordance with the number of Firm Shares to be purchased by the purchasers procured by each International Underwriter or by such International Underwriter itself, all or a portion of the Option Shares as may be necessary to, among other things, cover over-allotments made in connection with the offering of the Firm Shares, at the International Offering Price. The Over-allotment Option may be exercised by the Joint Representatives at their sole and absolute discretion on behalf of the several International Underwriters at any time and from time to time on or before the expiration of the period of thirty (30) calendar days after the last day for the lodging of applications under the Hong Kong Public Offering (the “Option Expiration Date”), by written notice, substantially in the form set forth in Exhibit F hereto, to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the Over-allotment Option is being exercised and the date and time when the Option Shares are to be delivered; provided however, that, no such date and time of delivery of the Option Shares shall be earlier than the First Time of Delivery (as defined in Section 2 hereof) nor, unless the Joint Representatives and the Company otherwise agree in writing, earlier than the second, or later than the tenth, business day after the date on which the Over-allotment Option shall have been exercised. Upon any exercise of the Over-allotment Option, the number of Option Shares to be purchased by purchasers procured by each International Underwriter (or, failing which, each such International Underwriter) shall be the number (subject to such adjustment as the Joint Representatives may determine to avoid fractional shares) which bears the same proportion to the total number of Option Shares being purchased by the several International Underwriters pursuant to such exercise as the number of Firm Shares set forth opposite the name of such International Underwriter in Schedule I-B hereto bears to the total number of Firm Shares (subject to any reallocation by the Joint Representatives of Offer Shares between the International Offering and the Hong Kong Public Offering), subject to adjustment in accordance with Section 8 hereof.

Upon the authorization by the Joint Representatives of the release of the Firm Shares, the several International Underwriters propose to offer the Firm Shares for sale. The Company acknowledges and agrees that the sale of International Offer Shares by each International Underwriter shall be by it as agent of the Company under applicable Laws to procure purchasers for International Offer Shares (in which case the purchase obligation of such International Underwriter under this subsection (a) shall be reduced pro tanto) or, failing which, as principal to purchase International Offer Shares itself or through its Affiliates, and, accordingly, the Company appoints the International Underwriters as agents under applicable Laws and confers on them the powers, authority and discretion on behalf of the Company that are necessary solely to procure purchasers for the International Offer Shares upon the basis of the representations and warranties and subject to the terms and conditions herein set forth; provided, however, that any International Underwriter selling International Offer Shares as agent of the Company pursuant to this subsection (a) and under applicable Laws will remain obligated to pay to the Company the International Offering Price for such International Offer Shares as if such International Underwriter were purchasing such International Offer Shares as principal. In view of the foregoing, a purchase of International Offer Shares may include a subscription for International Offer Shares of the Company and a sale of International Offer Shares may include an allotment of International Offer Shares by the Company.

(b)   The Company and the International Underwriters agree as follows:

(A)  that under the direction of the Joint Representatives:

(i)    if the number of Hong Kong Offer Shares validly applied for under the Hong Kong Public Offering represents 14 times or more but less than 45 times the number of Hong Kong Offer Shares initially available under the Hong Kong Public Offering, then Firm Shares will be reallocated to the Hong Kong Public Offering from the International Offering so that the total number of Hong Kong Offer Shares available under the Hong Kong Public Offering will be 1,373,350 Offer Shares, representing approximately 13% of the total number of Offer Shares (excluding the Option Shares);

(ii)   if the number of Hong Kong Offer Shares validly applied for under the Hong Kong Public Offering represents 45 times or more but less than 85 times the number of Hong Kong Offer Shares initially available under the Hong Kong Public Offering, then Firm Shares will be reallocated to the Hong Kong Public Offering from the International Offering so that the total number of Hong Kong Offer Shares available under the Hong Kong Public Offering will be 1,901,550 Offer Shares, representing 18% of the total number of Offer Shares (excluding the Option Shares);

(iii)  if the number of Hong Kong Offer Shares validly applied for under the Hong Kong Public Offering represents 85 times or more the number of Hong Kong Offer Shares initially available under the Hong Kong Public Offering, then Firm Shares will be reallocated to the Hong Kong Public Offering from the International Offering so that the total number of Hong Kong Offer Shares available under the Hong Kong Public Offering will be 3,591,800 Offer Shares, representing 34% of the total number of Offer Shares (excluding the Option Shares); and

(iv)  subject to clauses (A)(i) through (iii) above, the Joint Representatives, in their sole and absolute discretion, may (but shall not be obliged to) reallocate all or any of the Firm Shares from the International Offering to the Hong Kong Public Offering to satisfy valid applications under the Hong Kong Public Offering, and, in each of the cases of reallocation of Firm Shares to the Hong Kong Public Offering described in clauses (A)(i) through (iv) above (such reallocated Firm Shares being referred to herein as the “Reallocated Shares”), the number of Firm Shares available under the International Offering will be correspondingly reduced in such manner as the Joint Representatives deem appropriate, and the Reallocated Shares will be delivered to investors in the Hong Kong Public Offering specified by the Joint Representatives in the same manner and at the same time as the Hong Kong Offer Shares originally included in the Hong Kong Public Offering, provided that the International Underwriters shall be entitled to receive an amount equal to the gross commission on the Reallocated Shares (which gross commission is to be calculated in accordance with subsection (c) of this Section 1 so that, expressed as a percentage, such commission shall be the same per Reallocated Share as per International Offer Share) out of the amounts payable to the Company hereunder and no commission shall be payable by the Company to the Hong Kong Underwriters on any of the Reallocated Shares; provided, further, that the International Underwriters shall have no further payment or other obligations to the Company with respect to the Reallocated Shares; and

(B)  that the Joint Representatives, in their sole and absolute discretion, may (but shall not be obliged to) reallocate all or some of the unsold Hong Kong Offer Shares in the event of a Hong Kong Public Offering Under-Subscription (as defined in the Hong Kong Underwriting Agreement) (the “Unsold Shares”) to the International Offering to one or more of the International Underwriters in such amounts as the Joint Representatives and each such International Underwriter may agree, whereupon such International Underwriter shall become obligated to purchase, at the International Offering Price, the number of Unsold Shares that are reallocated to such International Underwriter; provided that such International Underwriter shall be entitled to receive an amount equal to the gross commission on the number of Unsold Shares reallocated to it (which gross commission is to be calculated in accordance with subsection (c) of this Section 1 so that, expressed as a percentage, such commission shall be the same per such reallocated Unsold Share as per International Offer Share) out of the amounts payable to the Company hereunder and no commission shall be payable by the Company to the Hong Kong Underwriters on any of the Unsold Shares reallocated to the International Offering.

(c)   In consideration of the agreement of the International Underwriters to purchase or procure purchasers for the International Offer Shares, the Company agrees to pay to the Joint Representatives (on behalf of the International Underwriters) a gross commission per International Offer Share (including each Unsold Share reallocated to the International Offering pursuant to this Section 1) and per Reallocated Share reallocated to the Hong Kong Public Offering pursuant to this Section 1 which is equal to [•]% of the International Offering Price [(which percentage includes an incentive fee to be paid to the International Underwriters)] (“International Underwriting Commission”) and a gross commission per Hong Kong Offer Share to the Hong Kong Underwriters, which is equal to [•]% of the Hong Kong Offering Price (excluding any International Offer Shares reallocated to the Hong Kong Public Offering and any Hong Kong Offer Shares reallocated to the International Offering) [(which percentage includes an incentive fee to be paid to the Hong Kong Underwriters under Clause 6.2 of the Hong Kong Underwriting Agreement)] (the “Hong Kong Underwriting Commission,” together with International Underwriting Commission, the “Underwriting Commission”). The Joint Representatives shall allocate the Total Transaction Fees (as defined in Section 2(d) below) or the Option Transaction Fees (if any) (as defined in Section 2(e) below) to all Underwriters in proportion to the respective Total Underwriting Commitment as set forth in Schedule I-A hereto.

(d)   In connection with the Global Offering, Goldman Sachs is expected to act as stabilization manager (the “Stabilization Manager”) and may (but shall not be obliged to, and not as agent of the Company), to the extent permitted by applicable Laws, over-allocate or effect transactions in the market or otherwise (whether in Hong Kong or elsewhere) with a view to stabilizing or maintaining the market price of the Shares at a level higher than that which might otherwise prevail in the open market for a limited period after the commencement of trading in the Shares. The Stabilization Manager may, in its sole and absolute discretion, appoint any person to be its agent for the purposes of taking any stabilization action pursuant to this subsection (d). Any such agent shall have the rights and authorities conferred upon the Stabilization Manager pursuant to this subsection (d). Stabilization action taken pursuant to this subsection (d), if commenced, may be discontinued at any time at the sole and absolute discretion of the Stabilization Manager or any person acting for it. Each of the International Underwriters (other than the Stabilization Manager or any person acting for it) hereby undertakes severally (and not jointly or jointly and severally) to each other party to this Agreement that it will not take or cause or authorize any person to take, and shall cause its Affiliates and/or agents not to take, directly or indirectly, any stabilization action or any action which is designed to or which constitutes or which might be expected to cause or result in the stabilization or maintenance of the price of any security of the Company. All liabilities, expenses and losses arising from stabilization activities and transactions effected by the Stabilization Manager or any person acting for it as Stabilization Manager shall be for the respective accounts of the International Underwriters in equal shares, and may be deducted from the commissions payable to the International Underwriters. [For the avoidance of doubt, the liabilities, expenses and losses described in the preceding sentence shall include any and all costs and expenses charged by the Depositary to the Stabilization Manager in connection with the deposit of Shares for the delivery of ADSs or the surrender of ADSs for withdrawal of deposited Shares as part of the stabilizing activities permitted under this section.] Save as otherwise agreed in the International Underwriting Agreement, all profits or gains arising from stabilizing activities and transactions effected by the Stabilization Manager or any person acting for it as Stabilization Manager shall be for the account of the Joint Sponsors (but, for the avoidance of doubt, not any of the International Underwriters) on a pro rata basis, as nearly as may be practicable, calculated based on the respective underwriting commission.

(e)   Each International Underwriter shall bear the payment of any cost, trading fee, transaction levy chargeable in connection with or tax or stamp duty arising from any allocation or transfer of shares borrowed under the Stock Borrowing Agreement (as defined below) by the Stabilization Manager or any International Underwriter to investors under the International Offering. Such payment will be shared in proportion to their respective underwriting commitment as set forth in Schedule I-B hereto.

(f)    Any expenses incurred in connection with funding amounts payable to the Company at a Time of Delivery (including, for the avoidance of doubt, any intra-day funding costs attributable to the Stabilization Manager as clearing bank) shall be borne by each Joint Representative in proportion to their respective underwriting commitment as set forth in Schedule I-A hereto.

2.     Payment and Delivery.

(a)   The Company hereby appoints J.P. Morgan Securities (AsiaPacific) Limited as the settlement agent to the Global Offering (the “Settlement Agent”). The deliveries and payments as described in subsection (b) of this Section 2 shall be made (A) with respect to the Firm Shares, at or around [•] [a.m./p.m.] Hong Kong time on September [28], 2020, or such other time and date as the Joint Representatives and the Company may agree upon in writing, and (B) with respect to Option Shares as to which the Over-allotment Option has been exercised on the date specified by the Joint Representatives in the written notice given by the Joint Representatives of their exercise on behalf of the International Underwriters of the Over-allotment Option to purchase such Option Shares or such other time and date as Joint Representatives and the Company may agree upon in writing. Such time and date for delivery of, and payment for the Firm Shares is herein referred to as the “First Time of Delivery”; such time and date for delivery of, and payment for, Option Shares, if not the First Time of Delivery, is herein referred to as an “Additional Time of Delivery”; each such time and date for delivery and payment is herein called a “Time of Delivery.”

(b)   The International Offer Shares to be purchased by purchasers procured by each International Underwriter or, failing which, such International Underwriter itself or the purchasers procured by such International Underwriter hereunder (including any Unsold Shares), in definitive form, and in such authorized denominations and registered in such names as the Settlement Agent (on behalf of such International Underwriter) may reasonably request in writing upon at least two (2) business days’ notice to the Company prior to a Time of Delivery (the “Notification Time”), shall be issued by or on behalf of the Company to the Settlement Agent, through the facilities of Hong Kong Securities Clearing Company Limited (“Hong Kong Clearing” or “HKSCC”) for credit to such account or accounts in the Central Clearing and Settlement System (“CCASS”) as designated by the Settlement Agent (on behalf of such International Underwriter), against payment by or on behalf of such International Underwriter of the applicable aggregate International Offering Price by wire transfer (same day) in Hong Kong dollars in immediately available funds to the account designated by the Company in Schedule VI at the applicable Time of Delivery, the payment of which shall fully discharge any payment obligations of such International Underwriter and the Joint Representatives to the Company in respect of the purchase of the International Offer Shares by such International Underwriter hereunder. The Company will cause the form of certificates representing the International Offer Shares to be made available for checking at least one (1) business day prior to each Time of Delivery with respect thereto at the office of Hong Kong Clearing (the “Designated Office”).

(c)   It is understood and agreed by the parties hereto that no delivery of International Offer Shares to be issued and purchased hereunder at a Time of Delivery shall be effective unless and until payment therefor has been made pursuant hereto and each of HKSCC and the Company shall have furnished or caused to be furnished to the Joint Representatives, on behalf of the International Underwriters, at such Time of Delivery, certificates and other evidence satisfactory to the Joint Representatives of the issue and delivery of the International Offer Shares.

(d)   At the First Time of Delivery, (A) the Settlement Agent shall be entitled to deduct, on behalf of the International Underwriters, from the amounts payable to the Company hereunder at such First Time of Delivery (i) (x) the International Underwriting Commission in respect of the Firm Shares payable to the International Underwriters pursuant to Section 1 hereof and (y) the Hong Kong Underwriting Commissions payable to the Hong Kong Underwriters in accordance with Section 6.1 of the Hong Kong Underwriting Agreement; for the avoidance of doubt, any sponsor fee payable by the Company under the engagement letter dated June 17, 2020 shall be deducted against the underwriting commission payable under Section 1 hereof or under Section 6.1 of the Hong Kong Underwriting Agreement, as applicable (only with respect to the such commissions payable with respect to each Joint Sponsor), PLUS (ii) the aggregate amounts of the Trading Fee and the Transaction Levy payable by the Company on the sale of the Firm Shares (including any Unsold Shares reallocated to the International Offering pursuant to Section 1 hereof but excluding any Option Shares), which the Settlement Agent will, on behalf of the Company, pay or cause to be paid to the persons entitled thereto, [LESS an amount representing the reimbursement of expenses agreed by the Company] (the aggregate amount in sub-paragraph (A) herein is referred to as the “Total Transaction Fees”), and (B) the Settlement Agent shall, on behalf of the International Underwriters but subject to receipt from the International Underwriters of the aggregate amounts of the Trading Fee and the Transaction Levy payable by purchasers of the Firm Shares (including any Unsold Shares reallocated to the International Offering pursuant to Section 1 hereof), pay, or cause to be paid, such amounts to the persons entitled thereto. The Settlement Agent shall arrange payment to relevant parties of their respective entitlement (if any) by wire transfer in Hong Kong dollars in immediately available funds to such account or accounts designated by such party at the applicable Time of Delivery. The Company hereby acknowledges and agrees that the International Underwriters will be entitled to retain for their account the aggregate amount of the Brokerage payable by purchasers of the International Offer Shares (including any Unsold Shares reallocated to the International Offering pursuant to Section 1 hereof), [which shall be allocated and paid by the Settlement Agent to the International Underwriters in proportion to their respective Total Underwriting Commitment as set forth in Schedule I-A hereto.]

(e)   At each Additional Time of Delivery, (A) the Settlement Agent shall be entitled to deduct, on behalf of the International Underwriters, from the amounts payable to the Company hereunder at such Additional Time of Delivery (i) the International Underwriting Commission in respect of the Option Shares (to the extent the Over-allotment Option is exercised) payable to the International Underwriters pursuant to Section 1 hereof, PLUS (ii) the aggregate amounts of the Trading Fee and the Transaction Levy payable by the Company on the sale of the Option Shares, which the Settlement Agent will, on behalf of the Company, pay or cause to be paid to the persons entitled thereto, (A) herein is referred to as the “Option Transaction Fees”), and (B) the Settlement Agent shall, on behalf of the International Underwriters but subject to receipt from the International Underwriters of the aggregate amounts of the Trading Fee and the Transaction Levy payable by purchasers of the Option Shares (including any Unsold Shares reallocated to the International Offering pursuant to Section 1 hereof), pay, or cause to be paid, such amounts to the persons entitled thereto. The Settlement Agent shall arrange payment to relevant parties of their respective entitlement (if any) by wire transfer in Hong Kong dollars in immediately available funds to such account or accounts designated by such party at the applicable Time of Delivery (and no later than [6:00 p.m.] Hong Kong Time on the Closing Date). [Additionally, at each Time of Delivery or forthwith upon demand after such Time of Delivery, to the extent that any amounts are payable by the Company pursuant to Section 5, the Company shall pay, or cause to be paid, in full such amounts to the Settlement Agent acting on behalf of the International Underwriters or to the relevant party to which the amount is payable by the Company or to be reimbursed by the Company pursuant to Section 5].

(f)    The deliveries of the documents described in Section 6 hereof shall be made (A) with respect to the Firm Shares, at or prior to the First Time of Delivery, and (B) with respect to Option Shares as to which the Over-allotment Option has been exercised, at the Additional Time of Delivery of such Option Shares, in each case at the offices of Simpson Thacher & Bartlett, 35th Floor, ICBC Tower, 3 Garden Road, Central, Hong Kong or remotely as the parties may agree (the “Closing Location”). A meeting will be held at the Closing Location on the business day immediately preceding the relevant Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.

3.     Representations and Warranties of the Company.

(a)   The Company hereby represents, warrants, agrees and undertakes with respect to each of the Warranties in Schedule III hereto, to the Joint Sponsors, the Joint Representatives and the International Underwriters and each of them that each of the Warranties is true, accurate and not misleading as at the date of this Agreement, as at the Time of Sale, the date of any amendment or supplement to the Pricing Disclosure Package or the Prospectus subsequent to the Time of Sale and as at each Time of Delivery, and the Company acknowledges that each of the Joint Sponsors, the Joint Representatives and the International Underwriters is entering into this Agreement in reliance upon the Warranties. Each Warranty shall be construed separately and independently and shall not be limited or restricted by reference to or inference from the terms of any other of the Warranties or any other term of this Agreement.

(b)   In addition, any certificate signed by any officer of the Company and delivered to the Joint Representatives, the Joint Bookrunners, the Joint Sponsors or the International Underwriters or any counsel for the International Underwriters in connection with the International Offering shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each International Underwriter.

4.     Certain Covenants of the Company.  The Company agrees with each of the Joint Sponsors, the Joint Representatives and the International Underwriters:

(a)   to furnish such information and otherwise to cooperate or take such action as may be required by the Joint Representatives to qualify the Offer Shares for offering and sale under the securities Laws of such jurisdictions as the Joint Representatives may designate and to maintain such qualifications in effect and comply with such Laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Offer Shares, provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process (except service of process with respect to the offering and sale of the Offer Shares); and to promptly advise the Joint Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offer Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b)   to promptly advise the Joint Representatives of any proposal to amend or supplement at any time the Registration Statement or any Statutory Prospectus and not to effect such amendment or supplement without the Joint Representatives’ consent; and to advise the Joint Representatives promptly of any amendment or supplement of the Registration Statement or any Statutory Prospectus, and the receipt by the Company of any notification with respect to the suspension of the qualification of the Offer Shares in any jurisdiction or the institution or threatening of any proceedings for such purpose, and to use its best efforts to prevent the issuance of any such suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof;

(c)   to file the Prospectus, in a form approved by the Joint Representatives, with the Commission pursuant to and in accordance with subparagraph (2) (or, if applicable and if consented to by the Joint Representatives, subparagraph (5)) of Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act not later than the second business day following the execution and delivery of this Agreement, and to advise the Joint Representatives promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Joint Representatives of such timely filing;

(d)   if, at any time when a prospectus relating to the Offer Shares is (or but for the exemption in Rule 172 would be) required to be delivered under the Securities Act by any International Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act, the Company will promptly notify the Joint Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the International Underwriters and the dealers and any other dealers upon request of the Joint Representatives, an amendment or supplement so that the statements in the Prospectus as so amended or supplemented will comply with applicable law and will not be misleading in the light of the circumstances when the Prospectus is delivered to a prospective purchaser; and neither the Joint Representatives’ consent to, nor the International Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof;

(e)   to furnish to the Joint Representatives copies of each Registration Statement, each related Statutory Prospectus and, so long as a prospectus relating to the Offer Shares is (or but for the exemption in Rule 172 would be) required to be delivered under the Securities Act, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Joint Representatives reasonably request; and the Prospectus shall be so furnished within 24 hours following the execution and delivery of this Agreement, and all other such documents shall be so furnished promptly following a request by a Joint Representative once they are available in compliance with applicable private placement exemptions in each applicable jurisdiction;

(f)    if, during such period after the first date of the public offering of the Offer Shares as in the opinion of counsel for the International Underwriters, the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an International Underwriter or dealer (the “Prospectus Delivery Period”), any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the International Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the International Underwriters and to the dealers (whose names and addresses the Joint Representatives will furnish to the Company) to which Offer Shares may have been sold by the Joint Representatives on behalf of the International Underwriters and to any other dealers upon reasonable request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law;

(g)   to advise the Joint Representatives promptly, confirming such advice in writing, of any request by any Authority in Hong Kong, the Cayman Islands, the United States or the PRC or any other applicable jurisdiction for amendments or supplements to the Pricing Disclosure Package or the Prospectus or for additional information with respect thereto, or of any notice of institution of proceedings for, or the entry of a stop or other order, suspending the qualification or exemption from qualification of any of the Offer Shares for offering or sale in any jurisdiction, and if at any time any Authority in Hong Kong, the Cayman Islands, the United States or the PRC or any other applicable jurisdiction shall issue such stop or other order, to use its best efforts to obtain the withdrawal or lifting of such order as soon as possible, including, without limitation, by amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Offer Shares by the International Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(h)   to comply with The Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (amended from time to time) and the listing decisions, guidelines and other requirements of the SEHK (the “Listing Rules”) and/or any other applicable Law;

(i)    as soon as practicable, the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act;

(j)    for so long as the Shares are outstanding, to file with the SEHK, the SFC, and any other relevant Authority in Hong Kong and other relevant jurisdictions, such relevant reports, documents, agreements and other information which may from time to time be required by applicable Laws to be so filed because the Shares are outstanding;

(k)   to file promptly all reports and any statements required to be filed by the Company with the Commission pursuant to the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Offer Shares;

(l)    to pay the required Commission filing fees relating to the Offer Shares within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act;

(m)  to apply the net proceeds from the sale of the Offer Shares in the manner set forth in the section of each of the Pricing Disclosure Package and the Prospectus headed “Use of Proceeds”;

(n)   not to invest, or otherwise use the proceeds received by the Company from its sale of the Offer Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the Investment Company Act;

(o)   not to, and to cause any of its directors, officers, employees, Affiliates, agents or any person acting on its behalf or on behalf of any of foregoing persons not to, use, directly or indirectly, the proceeds from the sale of the Offer Shares for any purpose or activity that would cause any person participating in the Global Offering, including, without limitation, the Hong Kong Underwriters and the International Underwriters, to be in violation of Sanctions;

(p)   not to, and to cause any of its directors, officers, employees, Affiliates and/or agents, not to (whether directly or indirectly, formally or informally, in writing or verbally) provide any material information, including forward looking information (whether qualitative or quantitative) concerning the Company that is not, or is not reasonably expected to be, included in each of the Pricing Disclosure Package and the Prospectus or publicly available, to any research analyst at any time up to and including the fortieth day immediately following the date on which the International Offering Price is determined in accordance with the terms of the Hong Kong Underwriting Agreement;

(q)   For the period commencing on the Price Determination Date and ending on, and including, the date that is 90 days after the Price Determination Date (the “Lock-Up Period”), or such earlier date that the Joint Sponsors (for themselves and on behalf of the Underwriters) consent to in writing, and unless in compliance with the requirements of the Listing Rules, the Company will not, directly or indirectly, take any of the following actions with respect to its Shares or ADSs, or any securities convertible into or exchangeable or exercisable for any of its Shares or ADSs (“Lock-Up Securities”): (i) offer, sell, issue, pledge, contract to sell or otherwise dispose of Lock-Up Securities; (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities; (iii) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act; (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Lock-Up Securities, whether any such transaction described in clauses (i) or (ii) is to be settled by delivery of Lock-Up Securities, in cash or otherwise; (v) file with the Commission a registration statement under the Securities Act relating to Lock-Up Securities, other than registration statements on Form S-8 relating to the issuance, vesting, exercise or settlement of equity awards granted or to be granted pursuant to any employee benefit plan described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and outstanding on the date of this Agreement, without the prior written consent of the Joint Sponsors; or (vi) make or agree to make any public disclosure of any intention to make any such offer, pledge, sale or disposition, or enter into any such transaction, swap, hedge or other arrangement, or file any such registration statement as specified in clauses (i) through (v), provided, however, that the Company shall be permitted during the Lock-Up Period to (1) sell, or cause to be sold, the Offer Shares to be sold and/or issued hereunder, (2) issue Shares or ADSs or the grant of options to purchase Shares, restricted shares, restricted share units or any other equity-linked rights issuable under the Company’s share incentive plans existing on the date hereof and disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, including the effect of one or more bulk issuances of Shares, or ADSs upon deposit of Shares with the Depositary, and delivered to the Company’s brokerage accounts existing on the date hereof, in contemplation of future issuance under the Company’s share incentive plans existing on the date hereof, (3) effect any capitalization issue, capital reduction or consolidation or sub-division of the Shares, (4) issue securities upon the exercise of an option or a warrant or the vesting of any share award granted under the Company’s share incentive plans existing on the date hereof and disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or the conversion of a security outstanding on the date hereof, (5) repurchase securities pursuant to the Company’s share repurchase programs, and (6) issue any Shares pursuant to the conversion or exchange of convertible or exchangeable securities, including preferred shares and warrants, as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(r)    with the prior written consent of the Company, the Joint Representatives may release or waive the restrictions set forth in a lock-up letter described in Section 6(x) for any party thereunder; if the Joint Representatives, with prior written consent of the Company, agree to release or waive the restrictions set forth in a lock-up letter described in Section 6(x) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit E hereto through a major news service at least two business days before the effective date of the release or waiver;

(s)    not to, and to cause its Affiliates or any person acting on its or their behalf (other than the International Underwriters and their respective Affiliates) not to, distribute prior to the latest Time of Delivery any offering material in connection with the offer and sale of the International Offer Shares other than the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or any Testing-the-Waters Communication approved by the Joint Representatives;

(t)    until the Joint Representatives have notified the Company of the completion of the distribution of the International Offer Shares, not to, and to cause any of the other members of the Group or any of its or their respective directors, officers, employees, Affiliates, agents or any persons acting on its behalf or on behalf of any of foregoing persons not to, either alone or with one or more other persons, do or engage in, directly or indirectly, any act or course of conduct (A) which creates a false or misleading impression as to the market in or the value of the Shares and any associated securities, or (B) the purpose of which is to create actual, or apparent, active trading in or to raise the price of the Shares, provided, however, that nothing in clauses (A) and (B) above will prevent the Stabilization Manager from engaging in transactions to stabilize the market price of the Offer Shares to the extent permitted by Laws;

(u)   not to, and to cause any of the other members of the Group or any of its or their respective supervisors, directors, officers, employees, Affiliates, agents or any person acting on its behalf or on behalf of any of foregoing persons not to, (A) take or facilitate, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any security of the Company or otherwise, (B) take, directly or indirectly, any action which would constitute a violation of the market misconduct provisions of Parts XIII and XIV of the Securities and Futures Ordinance, or (C) take or omit to take, directly or indirectly, any action which may result in the loss by any of the International Underwriters of the ability to rely on any stabilization safe harbor provided by the Securities and Futures (Price Stabilizing) Rules under the Securities and Futures Ordinance or otherwise; for the avoidance of doubt, the Stabilization Manager may engage in transactions which stabilize the market price of the Offer Shares to the extent permitted by Laws;

(v)   upon request of any International Underwriter, to furnish, or cause to be furnished, to such International Underwriter an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such International Underwriter for the purpose of facilitating the online offering of the Offer Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred and shall terminate upon completion of the distribution of the Offer Shares; in addition, each of the International Underwriters is permitted to use the License for the purposes of identifying the Company in such International Underwriter’s list of completed deals posted on its website or contained in other materials prepared by such International Underwriter;

(w)  to use its best efforts to have the Shares approved for listing on the SEHK by the First Time of Delivery;

(x)   to use its best efforts to qualify the International Offer Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Joint Representatives shall reasonably request, provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject;

(y)   to do and perform all things required to be done and performed under this Agreement by it prior to or after each Time of Delivery and to satisfy all conditions precedent on its part to the delivery of the International Offer Shares as set forth herein;

(z)   to indemnify and hold each of the International Underwriters and their respective Affiliates harmless against any documentary, stamp, value-added, issuance, capital, registration, transfer or other similar Taxes and any transaction levies, commissions or brokerage charges, including, without limitation, any interest and penalties, payable in Hong Kong, the Cayman Islands or the United States or any other jurisdiction which are or may be required to be paid in connection with the creation, allotment, issuance, offer, sale (including initial resale) and distribution of the Offer Shares as contemplated in each of the Pricing Disclosure Package and the Prospectus and the execution, delivery and performance of this Agreement, and, in particular, to indemnify and hold each of the International Underwriters and their respective Affiliates harmless against the Trading Fee and Transaction Levy, if any, which may be required to be paid in connection with the offer and sale (including initial resale) of the Offer Shares and the listing of the Shares on the SEHK (except where such International Underwriters purchase Offer Shares for their investment accounts);

(aa) to comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending. If at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Joint Representatives and, if requested by the Joint Representatives, will prepare and furnish without charge to each International Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; and

(bb) subject to any waiver granted by the SEHK, to procure that no core connected person (as defined in the Listing Rules) of the Company will itself (or through a company controlled by it), apply to purchase International Offer Shares either in its own name or through nominees unless permitted to do so under the Listing Rules, and if the Company shall become aware of any application or indication of interest for International Offer Shares by any core connected person, controlled company or nominee, it shall forthwith notify the Joint Sponsors and the Joint Representatives (on behalf of the International Underwriters).

5.     Expenses.  The Company covenants and agrees with each of the Joint Representatives, the Joint Sponsors, and the International Underwriters to pay or cause to be paid all costs, expenses, fees, charges and Taxes in connection with or incidental to the Global Offering, the registration of the Shares under the Securities Act and this Agreement and the transactions contemplated thereby or hereby, including, without limitation, the following:

(a)         fees, disbursements and expenses of the Reporting Accountants;

(b)         fees, disbursements and expenses of the Hong Kong Registrar and the White Form eIPO Service Provider;

(c)         fees, disbursements and expenses of all legal advisers to the Company and the fees and expenses of all legal advisers to the Underwriters;

(d)         fees, disbursements and expenses of the Industry Consultant;

(e)         fees, disbursements and expenses of the Internal Controls Consultant;

(f)         fees, disbursements and expenses of any public relations consultants;

(g)         fees, disbursements and expenses of any translators;

(h)         fees, disbursements and expenses of the Receiving Bank and the Nominee;

(i)          fees, disbursements and expenses of other agents and advisers of the Company relating to the Global Offering;

(j)          fees, disbursements and expenses related to the application for listing of the Offer Shares on the SEHK, the registration of any documents with any relevant Authority and the qualification of the Offer Shares in any jurisdiction;

(k)         all roadshow costs and expenses (including the fees and expenses of the roadshow coordinator engaged by the Company, if any);

(l)          all printing and advertising costs;

(m)       all costs of preparation, printing, despatch and distribution of the Offering Documents in all relevant jurisdictions, and all amendments and supplements thereto;

(n)         all cost of preparing, printing or producing any Agreement among International Underwriters, the Hong Kong Underwriting Agreement, this Agreement, the Agreement Between Syndicates, closing documents (including compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Offer Shares;

(o)         all costs and expenses of conducting any presentations relating to the Global Offering;

(p)         all costs and expenses of conducting pre-marketing and investors education relating to the Global Offering;

(q)         all costs of preparation, printing, despatch and distribution (including transportation, packaging and insurance) of share certificates, letters of regret and refund cheques;

(r)          the Trading Fee and the Transaction Levy payable by the Company, and all capital duty (if any), premium duty (if any) and any other fees, charges, expenses, Taxes and levies payable, in respect of the creation, issue, sale and delivery of the Offer Shares;

(s)         all costs and expenses related to the preparation and launching of the Global Offering;

(t)          all CCASS transaction fees payable in connection with the Global Offering;

(u)         fees and expenses of the financial printer retained for the Global Offering; and

(v)         all traveling, telecommunications, postage and other out-of-pocket expenses incurred by the Joint Representatives, the International Underwriters or any of them or on their or its behalf under the International Underwriting Agreement or in connection with the International Offering;

shall be borne by the Company, and the Company shall pay or cause to be paid all such costs, expenses, fees, charges and Taxes, other than taxes imposed in respect of net income or profit by a taxing jurisdiction wherein any Joint Representative, Joint Sponsor, or International Underwriter is incorporated or, resident or has a fixed place of business, for tax purposes arising out of any commission or fees received by any of such parties pursuant to this Agreement.

6.     Conditions of the International Underwriters’ Obligations.  The several obligations of the International Underwriters hereunder are subject to all the respective representations and warranties and other statements herein on the part of the Company being true and accurate and not misleading at and as of the time when sales of the International Offer Shares are first made in accordance with the terms of this Agreement (the “Time of Sale”), the date of the Prospectus, the date of any amendment or supplement to the Pricing Disclosure Package or the Prospectus subsequent to the Time of Sale, the First Time of Delivery and, if applicable, each Additional Time of Delivery, to the performance by the Company of all its obligations and undertakings hereunder and to the following additional conditions precedent; provided, however, that the Joint Representatives may, in their sole and absolute discretion, waive or modify (with or without condition(s) attached) any condition precedent set forth in this Section 6:

(a)   The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act; all materials required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received; no stop order suspending or preventing the use of the Preliminary Prospectus, Final Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Joint Representatives;

(b)   Subsequent to the execution and delivery of this Agreement and prior to the applicable Time of Delivery, no event or condition of a type described in Section (8) in the Schedule III shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Joint Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Offer Shares on the Closing Date, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus

(c)   the Company shall, at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, have delivered to the Joint Representatives a certificate of an executive officer, dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each Joint Representative, and in the form set forth in Exhibit A hereto;

(d)   the Company shall, on the date of this Agreement, at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, have delivered to the Joint Representatives a certificate of its Chief Financial Officer, dated the date hereof, the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each of the Joint Representatives, and in the form set forth in Exhibit B hereto;

(e)   the Company shall, at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, have delivered to the Joint Representatives a certificate of its General Counsel, dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each Joint Representative and in the form set forth in Exhibit C hereto;

(f)    Davis Polk & Wardwell, counsel for the Company as to the United States Laws, shall have furnished to the Joint Representatives at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion addressed to the International Underwriters and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each Joint Representative and in form and substance satisfactory to the Joint Representatives;

(g)   Davis Polk & Wardwell, counsel for the Company as to the United States Laws, shall have furnished to the Joint Representatives at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, a Rule 10b-5 disclosure letter addressed to the International Underwriters and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each Joint Representative, and in form and substance satisfactory to the Joint Representatives;

(h)   Davis Polk & Wardwell, counsel for the Company as to Hong Kong Laws, shall have furnished to the Joint Representatives at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion addressed to the Joint Sponsors, the Joint Representatives and the Underwriters and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each Joint Representative, and in form and substance satisfactory to the Joint Representatives;

(i)    Zhong Lun Law Firm, counsel for the Company as to PRC Laws, shall have furnished to the Joint Representatives at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion addressed to the Company, and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each Joint Representative, and in form and substance satisfactory to the Joint Representatives;

(j)    Travers Thorp Alberga, counsel for the Company as to Cayman Islands Laws and British Virgin Islands Laws, shall have furnished to the Joint Representatives at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion addressed to the Company, the Joint Sponsors and the Joint Representatives (for themselves and on behalf of the International Underwriters) and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each Joint Representative, and in form and substance satisfactory to the Joint Representatives;

(k)   Fish & Richardson P.C., counsel for the Company as to intellectual property law, shall have furnished to the Joint Representatives at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion addressed to the Company, and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each Joint Representative, and in form and substance satisfactory to the Joint Representatives;

(l)    Ropes & Gray, counsel for the Company as to intellectual property law, shall have furnished to the Joint Representatives at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion addressed to the Company, and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each Joint Representative, and in form and substance satisfactory to the Joint Representatives;

(m)  Jun He LLP, counsel for the Company as to intellectual property law, shall have furnished to the Joint Representatives at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion addressed to the Company, and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each Joint Representative, and in form and substance satisfactory to the Joint Representatives;

(n)   Beijing Caihe Law Firm, counsel for the Company as to intellectual property law, shall have furnished to the Joint Representatives at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion addressed to the Company, and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each Joint Representative, and in form and substance satisfactory to the Joint Representatives;

(o)   Simpson Thacher & Bartlett, counsel for the International Underwriters as to the United States Laws, shall have furnished to the Joint Representatives at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion addressed to the International Underwriters and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each Joint Representative, and in form and substance satisfactory to the Joint Representatives;

(p)   Simpson Thacher & Bartlett, counsel for the International Underwriters as to the United States Laws, shall have furnished to the Joint Representatives at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, a Rule 10b-5 disclosure letter addressed to the International Underwriters and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each Joint Representative, and in form and substance satisfactory to the Joint Representatives;

(q)   Simpson Thacher & Bartlett, counsel for the International Underwriters as to Hong Kong Laws, shall have furnished to the Joint Representatives at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion addressed to the Joint Sponsors and the Joint Representatives (for themselves and on behalf of the International Underwriters) and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each Joint Representative, and in form and substance satisfactory to the Joint Representatives;

(r)    Commerce & Finance Law Offices, counsel for the International Underwriters as to PRC Laws, shall have furnished to the Joint Representatives at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion addressed to the Joint Sponsors and the Joint Representatives (for themselves and on behalf of the International Underwriters) and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each Joint Representative, and in form and substance satisfactory to the Joint Representatives;

(s)    the Joint Representatives shall each have received from Deloitte Touche Tohmatsu Certified Public Accountants LLP comfort letters dated, respectively, the date of this Agreement, the First Time of Delivery and, if applicable, each Additional Time of Delivery, and addressed to the Joint Sponsors, Joint Representatives and the International Underwriters (with executed originals for each Joint Representative), and in form and substance satisfactory to the Joint Representatives, which letters shall cover, without limitation, the various financial disclosures contained in each of the Pricing Disclosure Package and the Prospectus;

(t)    no Preliminary Prospectus, Statutory Prospectus, Issuer Free Writing Prospectus or Final Prospectus or amendment or supplement to the Registration Statement, the Preliminary Prospectus, the Statutory Prospectus or the Prospectus shall have been filed to which the Joint Representatives shall have reasonably objected in writing;

(u)   none of the directors of the Company has revoked or withdrawn the authority and confirmations in the responsibility letter, statement of interests and power of attorney issued by him or her to the Company and the Joint Sponsors, and such authority and confirmations remain in full force and effect;

(v)   none of the Reporting Accountants, Travers Thorp Alberga or Zhong Lun Law Firm has withdrawn its or his consent to the issue of each of the Pricing Disclosure Package and the Prospectus with the inclusion of its or his reports, letters and legal opinions (as the case may be) and references to its or his name included in the form and context in which it appears in the Pricing Disclosure Package or in the Prospectus; the Company shall have obtained approval from the SEHK granting the listing of, and permission to deal in, the Shares on the SEHK, and such approval shall not have been revoked;

(w)  The Lender shall have entered into the Stock Borrowing Agreement as of the date hereof, and the Borrower shall have received executed copies thereof;

(x)   each party set forth in Schedule IV attached hereto shall have entered into an agreement (each a “Lock-Up Agreement”) in the applicable form attached as Exhibit D hereto; and

(y)   the Hong Kong Underwriting Agreement shall have been executed by the parties thereto, become unconditional (except with respect to the unconditionality of this Agreement) and not have been terminated or otherwise ceased to have effect, and the Hong Kong Public Offering contemplated by the Hong Kong Underwriting Agreement shall have become unconditional and shall be closing substantially concurrently with the closing contemplated hereunder.

7.     Effective Date of Agreement; Termination.

(a)   This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

(b)   The Joint Representatives (on behalf of the International Underwriters) shall be entitled, in their absolute discretion and by giving written notice to the Company to terminate this Agreement with immediate effect if prior to 8:00 a.m. on the Listing Date:

(A)  there develops, occurs, exists or comes into force:

(i)    any event, or series of events, in the nature of force majeure (including, without limitation, any acts of government, declaration of a national or international emergency or war, calamity, crisis, epidemic, pandemic, large-scale outbreaks, escalation, mutation or aggravation of diseases (including, without limitation, SARS, swine or avian flu, H5N1, H1N1, H7N9, contagious coronavirus (COVID-19) and such related/mutated forms), economic sanctions, strikes, labor disputes, lock-outs, fire, explosion, flooding, tsunami, earthquake, volcanic eruption, civil commotion, riots, rebellion, public disorder, acts of war, outbreak or escalation of hostilities (whether or not war is declared), acts of God or acts of terrorism (whether or not responsibility has been claimed)) in or affecting Hong Kong, the PRC, the Cayman Islands, the United States, the United Kingdom or the European Union (or any member thereof) (collectively, “Relevant Jurisdictions”);

(ii)   any material change in short or long term debt of the Company or any of its Subsidiaries, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its Subsidiaries, otherwise than as set forth or contemplated in the Hong Kong Prospectus;

(iii)  a suspension or material limitation in trading in securities generally on the Nasdaq, the New York Stock Exchange, The Stock Exchange of Hong Kong Limited, the Shenzhen Stock Exchange, the Shanghai Stock Exchange, the London Stock Exchange or Tokyo Stock Exchange;

(iv)  a suspension or material limitation in trading in the Company’s securities on the Nasdaq;

(v)        a general moratorium on commercial banking activities in New York (imposed at the U.S. Federal or New York State level or by any other competent Authority), Hong Kong (imposed by the Financial Secretary or the Hong Kong Monetary Authority or other competent Authority), the PRC, the Cayman Islands, London or the European Union (or any member thereof), declared by the relevant authorities, or a material disruption in commercial banking or securities settlement or clearance services in the United States, Hong Kong, the PRC or the Cayman Islands;

(vi)       a change or development involving a prospective change in taxation affecting the Company, any of its subsidiaries or the Shares or the transfer thereof;

(vii)      the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any governmental agency materially affecting the business or operations of the Company or its subsidiaries;

(viii)     the outbreak or escalation of hostilities or act of terrorism involving the United States, Hong Kong, the PRC or the Cayman Islands or the declaration by the United States, Hong Kong, the PRC or the Cayman Islands of a national emergency or war;

(ix)       any change or development involving a prospective change, or any event or circumstances or series of events likely to result in any change or development involving a prospective change, in any local, national, regional or international financial, economic, political, military, industrial, legal, fiscal, regulatory, currency, credit or market matters or conditions, equity securities or exchange control or any monetary or trading settlement system or other financial markets (including, without limitation, conditions in the stock and bond markets, money and foreign exchange markets, the interbank markets and credit markets), in or affecting any of the Relevant Jurisdictions or elsewhere;

(x)        any litigation, proceedings, investigations, processes for administrative sanctions or other actions initiated or threatened by any Authority before any Authority, in each case with due authority, against or involving any party hereto, in the PRC or elsewhere, that seeks to declare non-compliance, unlawful or illegal, under PRC laws, rules and regulations, the issuance and sales of the Shares, the listing and the trading of the Shares on the Main Board of the Stock Exchange and this Agreement and the transactions contemplated thereby or hereby;

(xi)       the enactment, publication, decree or other promulgation of any new statute, regulation, law, rule, order or any change or development involving a prospective change in existing laws or regulations or materially affecting the business or operations of the Company or member of the Group or any change or development involving a prospective change in the interpretation or application thereof by any court or any Governmental Authority in or affecting any of the Relevant Jurisdictions;

(xii)      the imposition of economic sanctions, in whatever form, directly or indirectly, by, or for, any of the Relevant Jurisdictions;

(xiii)     any change or development involving a prospective change or amendment in or affecting taxation or foreign exchange control, currency exchange rates or foreign investment regulations (including, without limitation, a material devaluation of the Hong Kong dollar or RMB against any foreign currencies, a change in the system under which the value of the Hong Kong dollar is linked to that of the United States dollar or RMB is linked to any foreign currency or currencies), or the implementation of any exchange control, in any of the Relevant Jurisdictions or adversely affecting an investment in the Offer Shares;

(xiv)    other than with the prior written consent of the Joint Representatives, the issue or requirement to issue by the Company of a supplement or amendment to the Hong Kong prospectus, Green Application Form or other documents in connection with the offer and sale of the Offer Shares pursuant to the Companies (Winding Up and Miscellaneous Provisions) Ordinance or the Listing Rules or upon any requirement or request of the Stock Exchange and/or the SFC;

(xv)     the Chairwoman and Chief Executive Officer is vacating her office;

(xvi)    any director being charged with an indictable offence or prohibited by operation of Law or otherwise disqualified from taking part in the management of a company;

(xvii)   any order or petition for the involuntary winding-up or liquidation of any member of the Group or any composition or arrangement made by any member of the Group with its creditors or a scheme of arrangement entered into by any member of the Group or any resolution for the voluntary winding-up of any member of the Group or the appointment of a provisional liquidator, receiver or manager over all or part of the material assets or undertaking of any member of the Group or anything analogous thereto occurring in respect of any member of the Group;

(xviii)  any litigation, dispute, legal action or claim being instigated against any member of the Group;

(xix)    any contravention by the Company or any member of the Group of any applicable Laws and regulations including the Listing Rules;

(xx) there is a material breach of any of the obligations imposed upon the Company under this Agreement; or

(xxi)    there is a breach of, or any event or circumstance rendering untrue, incorrect, incomplete or misleading in any respect, any of the warranties given by the Company in this Agreement or the Hong Kong Underwriting Agreement, as applicable;

which, individually or in the aggregate, in the sole and absolute opinion of the Joint Representatives (for themselves and on behalf of the International Underwriters):

1)                           has or will or is likely to have a material adverse effect on the assets, liabilities, general affairs, business, management, prospects, shareholders’ equity, profit, losses, earnings, results of operations, performance, position or condition, financial or otherwise, of the Group as a whole;

2)                           has or will have or is likely to have a material adverse effect on the success or marketability of the Global Offering or the level of applications or the distribution of the Offer Shares under the Hong Kong Public Offering or the level of interest under the International Offering;

3)                           makes or will make or is likely to make it inadvisable, inexpedient, impracticable or incapable for the Hong Kong Public Offering and/or the International Offering to proceed or to market the Global Offering or the delivery or distribution of the Offer Shares on the terms and in the manner contemplated by the Pricing Disclosure Package and the Prospectus; or

4)                           has or will or is likely to have the effect of making any material part of this Agreement (including underwriting) incapable of performance in accordance with its terms or preventing the processing of applications and/or payments pursuant to the Global Offering or pursuant to the underwriting thereof; or

(B)  there has come to the notice of any of the Joint Representatives (for themselves and on behalf of the International Underwriters):

(i)    any statement contained in the Registration Statement, the Pricing Disclosure Package, the Prospectus and/or any notices, announcements, advertisements, communications or other documents (including any announcement, circular, document or other communication pursuant to this Agreement) issued or used by or on behalf of the Company in connection with the International Offering and the Global Offering (including any supplement or amendment thereto (the “Offer-Related Documents”) but excluding information relating to the Underwriters) was, when it was issued, or has become, untrue, incorrect, inaccurate, or incomplete in any material respect or misleading or deceptive, in light of circumstances under which it was made, or that any estimate, forecast, expression of opinion, intention or expectation contained in any of such documents is not fair and honest and based on reasonable grounds or reasonable assumptions;

(ii)   any matter has arisen or has been discovered which would, had it arisen or been discovered immediately before the date of the Pricing Disclosure Package or the Prospectus, constitute a material omission from, or misstatement in, any of the Offer-Related Documents;

(iii)  there is an event, act or omission which gives or is likely to give rise to any material liability of the Company pursuant to the indemnities given by any of them under this Agreement or the Hong Kong Underwriting Agreement;

(iv)  there is any material adverse change or development or likely to be any prospective material adverse change or development in the assets, liabilities, general affairs, business, management, prospects, shareholders’ equity, profits, losses, earnings, solvency, liquidity position, funding, results of operations, performance, position or condition, financial or otherwise, of the Group as a whole;

(v)   the approval of the Listing Committee of the listing of, and permission to deal in, the Shares in issue and the Shares to be issued pursuant to the Global Offering (including the additional Shares which may be issued upon the exercise of the Over-Allotment Option) is refused or not granted, other than subject to customary conditions, on or before the date of the Listing, or if granted, the approval is subsequently withdrawn, cancelled, qualified (other than by customary conditions), revoked or withheld;

(vi)  any person has withdrawn its consent to the issue of the Pricing Disclosure Package or the Prospectus with the inclusion of its reports, letters and/or legal opinions (as the case may be) and references to its name included in the form and context in which it respectively appears;

(vii) the Company withdraws the Pricing Disclosure Package or the Prospectus (and/or any other documents issued or used in connection with the Global Offering) or the Global Offering; or

(viii)        there is a prohibition by a competent Authority on the Company for whatever reason from offering, allotting, issuing or selling any of the Offer Shares pursuant to the terms of the Global Offering, then the Joint Representatives may (for themselves and on behalf of the International Underwriters), in their sole and absolute discretion and upon giving notice in writing to the Company, terminate this Agreement with immediate effect.

(c)   If, after the execution and delivery of this Agreement, the sale and delivery of the Offer Shares, as contemplated by this Agreement, is not carried out as a result of any termination of this Agreement pursuant hereto or because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except as provided in Section 9 hereof) and the International Underwriters shall be under no obligation or liability to the Company (except as provided in Section 9 hereof) or to one another under this Agreement.

8.     Increase in International Underwriters’ Commitments.  Subject to Sections 6 and 7 hereof, if any International Underwriter shall default in its obligation to take up and pay for the International Offer Shares to be purchased by purchasers procured by it (or, failing which, such International Underwriter itself) hereunder (otherwise than for a failure of a condition precedent set forth in Section 6 hereof or a reason sufficient to justify the termination of this Agreement under subsection (c) of Section 7 hereof) and if the total number of International Offer Shares which such defaulting International Underwriter or International Underwriters shall have agreed but failed to take up and pay for does not exceed 10% of the total number of International Offer Shares which all International Underwriters agreed to purchase hereunder, the non-defaulting International Underwriters (including International Underwriters substituted pursuant to the next following paragraph) shall take up and pay for (in addition to the aggregate number of International Offer Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting International Underwriters, as hereinafter provided. Such International Offer Shares shall be taken up and paid for by such non-defaulting International Underwriters in such amount or amounts as the Joint Representatives may designate with the consent of each non-defaulting International Underwriter so designated or, in the event no such designation is made, such International Offer Shares shall be taken up and paid for by all non-defaulting International Underwriters pro rata in proportion to the aggregate number of Firm Shares set forth opposite the names of such non-defaulting International Underwriters in Schedule I-B hereto.

The Company may, in its sole and absolute discretion, select a party or parties as a new International Underwriter or International Underwriters in substitution for a defaulting International Underwriter or International Underwriters.

Without relieving any defaulting International Underwriter from its obligations hereunder, the Company agrees with the non-defaulting International Underwriters that it will not sell any International Offer Shares hereunder unless all of the International Offer Shares are purchased by the International Underwriters (including International Underwriters substituted pursuant to the foregoing paragraph).

If a substitution of a new International Underwriter or International Underwriters is made in the manner set forth above, the Company or the International Underwriters shall have the right to postpone the First Time of Delivery for a period not exceeding seven business days in order that any changes that the Joint Representatives consider necessary to be made to the Pricing Disclosure Package and the Prospectus and other documents and arrangements may be effected, and the Company agrees to make promptly any such changes.

The term “International Underwriter” as used in this Agreement shall refer to and include any International Underwriter substituted under this Section 8 with like effect as if such substituted International Underwriter had originally been named as Underwriters hereto.

If the aggregate number of International Offer Shares which the defaulting International Underwriter or International Underwriters agreed to purchase exceeds 10% of the total number of International Offer Shares which all International Underwriters agreed to purchase hereunder, and if neither the non-defaulting International Underwriters nor the Company shall make arrangements within the period of seven business days stated above for the purchase of all the International Offer Shares which the defaulting International Underwriter or International Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any obligation or liability on the part of the Company hereunder (except as provided in Section 9 hereof) and without any obligation or liability on the part of any non-defaulting International Underwriter to the Company (except as provided in Section 9 hereof) or to any other International Underwriter hereunder. Nothing in this Section 8, and no action taken hereunder, shall relieve any defaulting International Underwriter from liability in respect of any default of such International Underwriter under this Agreement.

9.     Indemnity and Contribution.

(a)   The Company agrees to indemnify (on an after-Taxation basis), defend and hold harmless each of the Joint Sponsors, Joint Representatives, Joint Global Coordinators and International Underwriters and their respective Affiliates, selling agents directors and officers, members of any of the foregoing persons, any person who controls any such Joint Sponsor, Joint Representatives, Joint Global Coordinator and International Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any losses, claims, damages and liabilities (including, without limitation, reasonably incurred legal fees and other reasonably incurred expenses incurred in connection with any suit, action or proceeding or any claim asserted (each, a “Proceeding”), as such fees and expenses are incurred) (each, a “Loss”) which, jointly or severally, any such International Underwriter or any such person may incur or become subject to under the Securities Act, the Exchange Act, other U.S. Federal or state statutory law or regulations or the common law, or with respect to any Authority, or otherwise, directly or indirectly, arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, Testing-the-Waters Communication, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any road show as defined in Rule 433(h) under the Securities Act (a “road show”) (including any amendment or supplement thereto), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as any such Loss or Proceeding arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with, information concerning such Joint Sponsor, Joint Representatives, Joint Global Coordinator or International Underwriter furnished in writing by or on behalf of such International Underwriter through the Joint Representatives to the Company expressly and specifically for use in the Pricing Disclosure Package or the Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, Testing-the-Waters Communication, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any road show in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading; provided, however that the parties acknowledge and agree that for the purpose of this Section 9 hereunder, the only information furnished to the Company by any International Underwriters through the Joint Representatives expressly for use in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, Testing-the-Waters Communication, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any road show consists of the information described as such in Section 10 hereof.

(b)   Each International Underwriter, severally (but not jointly or jointly and severally), agrees to indemnify, defend and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Underwriter Indemnified Person”) from and against any Loss and Proceeding which such Underwriter Indemnified Person may incur under the Securities Act, the Exchange Act, the common law or with respect to any Authority, or otherwise, directly or indirectly, insofar as such Loss or Proceeding arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with, information concerning such International Underwriter furnished in writing by or on behalf of such International Underwriter through the Joint Representatives to the Company expressly and specifically for use in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, Testing-the-Waters Communication, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any road show (including any amendment or supplement thereto) or arises out of or is based upon any omission or alleged omission to state a material fact therein in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading; provided, however, that the parties acknowledge and agree that for the purpose of this Section 9 hereunder, the only information furnished to the Company by any International Underwriters through the Joint Representatives expressly for use in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus or Testing-the-Waters Communication consists of the information described as such in Section 10 hereof.

(c)   If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section that the Indemnifying Person may designate in such proceeding and shall pay the reasonably incurred fees and expenses in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred upon receipt from the Indemnified Person of a written request thereof accompanied by a written statement with reasonable supporting detail of such fees and expenses. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Joint Representatives and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)   If the indemnification provided for in this Section 9 is unavailable to an Indemnified Person under subsection (a) or (b) of this Section 9 or insufficient to hold an Indemnified Person harmless in respect of any Losses or Proceedings referred to therein, then each applicable Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Person as a result of such Losses or Proceedings (A) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and by the International Underwriters on the other hand, from the International Offering or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (A) above but also the relative fault of the Company on the one hand, and of the International Underwriters on the other hand, in connection with the statements or omissions which resulted in such Losses or Proceedings, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand, and by the International Underwriters on the other hand, shall be deemed to be in the same respective proportions which the net proceeds from the International Offering (net of the total commissions received by the International Underwriters pursuant to Section 1 hereof but before deducting expenses) received by the Company, and the total commissions received by the International Underwriters pursuant to Section 1 hereof, bear to the aggregate Offer Price of the International Offer Shares. The relative fault of the Company on the one hand, and of the International Underwriters on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the International Underwriters through the Joint Representatives, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)   The Company and the International Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the International Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in subsection (d) of this Section 9.  For the avoidance of doubt, the amount paid or payable by an Indemnified Person as a result of the Losses or Proceedings referred to above in subsection (d) of this Section 9 shall include all legal and other expenses incurred by such Indemnified Person in connection with investigating or defending such Losses or Proceedings.  Notwithstanding the provisions of this Section 9, no International Underwriter shall be required to contribute any amount in excess of the amount by which the commission received by such International Underwriter pursuant to Section 1 hereof exceeds the amount of any damage that such International Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act).  The International Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective purchase obligations and not joint.

(f)    The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations and other statements of the Company contained in, or made by or on behalf of it pursuant to, this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any International Underwriter, its partners, directors, officers or members, any person (including each partner, director, officer or member of such person) who controls any International Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or any branch, associate or Affiliate of any International Underwriter, or by or on behalf of the Company, any supervisor, director or officer of the Company, or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of and payment for the Offer Shares.

(g)   The remedies provided for in paragraphs (a) through (f) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10.   Information Furnished by the International Underwriters.  The Company acknowledges and agrees that for the purposes of this Agreement (including Section 9), the only information furnished in writing to the Company by or on behalf of any International Underwriter through the Joint Representatives expressly and specifically for use in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Testing-the-Waters Communication is (i) the marketing name, legal name and address of such International Underwriter appearing in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (ii) the statements regarding delivery of shares by the International Underwriters set forth on the cover page of the Registration Statement, the Pricing Disclosure Package, the Prospectus and, (iii) the information contained in the tenth paragraph under the caption “Underwriting–The Global Offering” of the Prospectus.

11.   Notices.  In all dealings hereunder, the Joint Representatives shall act on behalf of each of the International Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any International Underwriter made or given by the Joint Representatives.

Except as otherwise herein provided, all statements, requests, notices and agreements hereunder shall be in writing and delivered or sent by mail or facsimile, and (A) if to the International Underwriters, shall be sufficient in all respects if delivered or sent to J.P. Morgan Securities (Asia Pacific) Limited at 28th Floor, Charter House, 8 Connaught Road, Central, Hong Kong, Attention: ECM/ECM Syndicate Desk, facsimile number: +852 2810 8819; Goldman Sachs (Asia) L.L.C. at 68/F, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong, Attention: ECM, Syndicate Desk, facsimile number: +852 2978 0440; Citigroup Global Markets Asia Limited at 50/F, Champion Tower, 3 Garden Road, Central, Hong Kong, Attention: Chao Lu/ Iris Li/ Sam Sun, facsimile number: +852 3009 4089; and (B) if to the Company, shall be sufficient in all respects if delivered or sent to the Company at Zai Lab Limited, 4560 Jinke Road, Bldg. 1, Fourth Floor, Pudong, Shanghai, China 201210, Attention: Billy Cho; provided, however, that any notice to an International Underwriter pursuant to subsection (c) of Section 9 hereof shall be delivered or sent to such International Underwriter at its address or facsimile number previously provided to the Joint Representatives, which address or facsimile number will be supplied to the Company by the Joint Representatives upon request.

12.   Governing Law; Construction.  This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

13.   Submission to Jurisdiction; Waiver of Immunity.  Any action, proceeding, claim or counterclaim of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, may be commenced, prosecuted or continued in the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York (each a “New York Court”), which courts shall have non-exclusive jurisdiction over the adjudication of such matters, and the Company irrevocably consents to the jurisdiction of the New York Courts and personal service, and waives any objection to any New York Court on grounds of inconvenient forum or otherwise, with respect thereto. The Company agrees that any International Underwriter or any Indemnified Person entitled to seek indemnity against the Company hereunder shall have the sole and absolute right to join the Company as a party to any action, proceeding, claim or counterclaim arising out of or relating to this Agreement which is brought in any New York Court by any third party against such International Underwriter or Indemnified Person or to otherwise pursue any claim (whether by way of a claim for an indemnity, contribution or otherwise) against the Company in such action, proceeding, claim or counterclaim. The Company hereby irrevocably consents to personal jurisdiction, service and venue in any New York Court in which any action, proceeding, claim or counterclaim arising out of or relating to this Agreement is brought by any third party against any International Underwriter or any Indemnified Person entitled to seek indemnity against the Company hereunder. Each International Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and Affiliates) each irrevocably waives all right to trial by jury in any action, proceeding, claim or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company irrevocably waives and agrees not to claim any immunity (sovereign or otherwise) to which it may otherwise be or become entitled in any action or proceeding brought in any New York courts or in any other courts. The Company has appointed, without power of revocation, Cogency Global Inc., as its agent (the “Authorized Agent”) to accept and acknowledge on their behalf service of any and all process which may be served in any action, suit or proceeding, claim or counterclaim arising out of or relating to this Agreement and commenced, prosecuted or continued in any New York Court. The Company represents and warrants that the Authorized Agent has agreed to act as its agent for service of process and agrees to take any and all action, including, without limitation, the filing of any and all documents and instruments that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

14.   Judgment Currency Indemnity.  In respect of any judgment or order or award given or made for any amount due hereunder to the International Underwriters that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company shall indemnify each International Underwriter against any loss incurred by such International Underwriter as a result of any variation as between (A) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (B) the rate of exchange at which such International Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such International Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

15.   Taxes.  All payments to be made by the Company under this Agreement and the Hong Kong Underwriting Agreement shall be paid free and clear of and without deduction or withholding for or on account of, any and all Taxes, unless the Company is required by Law to withhold or deduct such Taxes. If any Tax is required by any Law to be deducted or withheld in connection with such payments, the Company will increase the amount paid so that the full amount of such payments as agreed herein or in the Hong Kong Underwriting Agreement is received by the International Underwriters, the Hong Kong Underwriters, the Joint Sponsors, or the Joint Representatives, as applicable. [If an International Underwriter, a Hong Kong Underwriter, a Joint Sponsor, or a Joint Representative (each a “Taxable Person”) is required by any PRC Authority to pay any PRC Taxes solely as a result of this Agreement or the Hong Kong Underwriting Agreement, the Company will pay an additional amount to such Taxable Person so that the full amount of such payments as agreed herein or in the Hong Kong Underwriting Agreement to be paid to such Taxable Person is received by such Taxable Person and will further, if requested by such Taxable Person, use commercially reasonable efforts to give such assistance as such Taxable Person may reasonably request to assist such Taxable Person in discharging its obligations in respect of such PRC Taxes, including by making filings and submissions on such basis and such terms as such Taxable Person reasonably requests, reasonably promptly making available to such Taxable Person notices received from any PRC Authority and, subject to the receipt of funds from such Taxable Person, by making payment of such funds on behalf of such Taxable Person to the relevant PRC Authority in settlement of such PRC Taxes, and reasonably promptly forwarding to such Taxable Person for record an official receipt issued by the relevant tax authority or other official document evidencing such payment.] However, no additional amount(s) will be payable pursuant to this paragraph for or on account of (i) any net income taxes or other taxes imposed on a Taxable Person as a result of such Taxable Person having a connection with the relevant taxing jurisdiction other than a connection arising solely as a result of the transactions contemplated hereunder or (ii) any Taxes to the extent imposed as a result of the failure of a Taxable Person to timely provide information or certification requested by the Company that such Taxable Person could have legally provided and would have reduced or eliminated such Taxes, or otherwise comply with the applicable Laws relating to Taxation; provided that such compliance would not be unreasonably onerous in the reasonable judgment of the relevant Taxable Person.

16.   No Fiduciary Relationship.  The Company acknowledges and agrees that the International Underwriters, in their roles as such, are acting solely as underwriters in connection with the purchase and sale of the International Offer Shares, the Joint Global Coordinators, in their role as such, are acting solely as global coordinators of the Global Offering, and the Joint Sponsors, in their role as such, are acting solely as sponsors in connection with the listing of the Shares on the SEHK.

The Company further acknowledges that the International Underwriters, the Joint Representatives, the Joint Global Coordinators and the Joint Sponsors are acting pursuant to a contractual relationship with the Company entered into on an arm’s length basis, and in no event do the parties intend that the International Underwriters, the Joint Representatives, the Joint Global Coordinators or the Joint Sponsors, as applicable, act or be responsible as a fiduciary or adviser to the Company, its directors, management, shareholders or creditors or any other person in connection with any activity that the International Underwriters, the Joint Representatives, the Joint Global Coordinators or the Joint Sponsors, as applicable, may undertake or have undertaken in furtherance of the Global Offering or the purchase and sale of the Company’s securities or the listing of the Shares on the SEHK, either before or after the date hereof.

The International Underwriters, the Joint Representatives, the Joint Global Coordinators and the Joint Sponsors hereby expressly disclaim any fiduciary or advisory or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or otherwise by the Global Offering or the listing of the Shares on the SEHK or any process or matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company, on the one hand, and the International Underwriters, the Joint Representatives, the Joint Global Coordinators or the Joint Sponsors, as applicable, on the other hand, agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the International Underwriters, the Joint Representatives, the Joint Global Coordinators or the Joint Sponsors, as applicable, to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Shares, do not constitute advice or recommendations to the Company.

The Company, on the one hand, and the International Underwriters, the Joint Representatives, the Joint Global Coordinators or the Joint Sponsors, as applicable, on the other hand, agree that the International Underwriters, the Joint Representatives, the Joint Global Coordinators or the Joint Sponsors, as applicable, in their respective roles as such and with respect to transactions carried out at the request of and for the Company pursuant to their respective appointments as such, are acting as principal and not the agent or fiduciary of the Company (except and solely, with respect to the International Underwriters, for the limited purposes set forth in Section 1(a) hereof, and, with respect to the Joint Representatives, for the limited purposes of making payment on behalf of the Company of the Trading Fee and the Transaction Levy as set forth in Sections 2(d) and 2(e) hereof) nor the fiduciary or adviser of the Company, and none of the International Underwriters, the Joint Representatives, the Joint Global Coordinators and the Joint Sponsors has assumed, and will assume, any fiduciary or advisory or similar responsibility in favor of the Company with respect to the transactions contemplated by this Agreement or otherwise by the Global Offering or the listing of the Shares on the SEHK or any process or matters leading up to such transactions (irrespective of whether any of the International Underwriters, the Joint Representatives, the Joint Global Coordinators or the Joint Sponsors has advised or is currently advising the Company on other matters).

The Company further acknowledges and agrees that the International Underwriters, the Joint Representatives, the Joint Global Coordinators and the Joint Sponsors are not advising the Company, their directors, officers, employees or shareholders or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated by this Agreement, and none of the International Underwriters, the Joint Representatives, the Joint Global Coordinators and the Joint Sponsors and their respective directors, officers, employees and Affiliates shall have any responsibility or liability to the Company with respect thereto. Any review by the International Underwriters, the Joint Representatives, the Joint Global Coordinators and the Joint Sponsors of the Company, the transactions contemplated by this Agreement or other matters relating thereto shall be performed solely for the benefit of the International Underwriters, the Joint Representatives, the Joint Global Coordinators and the Joint Sponsors and shall not be on behalf of the Company.

The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the International Underwriters, the Joint Representatives, the Joint Global Coordinators and the Joint Sponsors with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Company in connection with the transactions contemplated by this Agreement or otherwise by the Global Offering or the listing of the Shares on the SEHK or any process or matters leading up to such transactions.

Notwithstanding anything in this Agreement, none of the Joint Representatives, the Joint Sponsors, the Joint Global Coordinators, the International Underwriters and any other Indemnified Person shall have any liability whatsoever to the Company or any other person in respect of any alleged insufficiency of the International Offering Price or any dealing price of the Offer Shares (it being acknowledged by the parties that the Company is solely responsible in this regard).

17.   Bail-in Action.  Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements or understanding between the BRRD Parties and the BRRD Counterparties, each BRRD Counterparty acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts and agrees to be bound by:

(a)   the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of any BRRD Party to any BRRD Counterparty under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(A)  the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(B)  the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of such BRRD Parties or another person, and the issue to or conferral on the relevant BRRD Counterparties of such shares, securities or obligations;

(C)  the cancellation of the BRRD Liability;

(D)  amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b)   the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

As used herein,

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation;

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms;

“BRRD Counterparties” refers to any party to this Agreement to whom any BRRD Party owes a BRRD Liability under or in connection with this Agreement from time to time;

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised;

“BRRD Parties” refers to the relevant Joint Representative, Joint Global Coordinators and International Underwriters to which the BRRD applies and each a “BRRD Party”;

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499; and

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the BRRD Parties.

18.   Recognition of the U.S. Special Resolution Regimes.

(a)   In the event that any Joint Sponsor, Joint Representative or International Underwriter or any of its Affiliates that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Joint Sponsor, Joint Representative or International Underwriter or such Affiliate of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)   In the event that any Joint Sponsor, Joint Representative or International Underwriter or any of its Affiliates that is a Covered Entity or a BHC Act Affiliate of such Joint Sponsor, Joint Representative or International Underwriter or such Affiliate becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Joint Sponsor, Joint Representative or International Underwriter or such Affiliate are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 18:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

19.   EU Blocking Regulation.  Each International Underwriter and the Company agree and confirm that it is not entitled to the benefit of or does not seek, make or repeat, as appropriate the representation and warranty and undertaking contained Schedule III clause (gg) of this Agreement to the extent that those provisions would result in a violation of Council Regulation (EC) 2271/1996 (the “EU Blocking Regulation”) or any law or regulation implementing the EU Blocking Regulation in any member state of the European Union or the United Kingdom.

20.   Time of the Essence.  Time shall be of the essence of this Agreement.

21.   Counterparts.  This Agreement may be signed by the parties hereto in one or more counterparts which together shall constitute one and the same agreement among the parties hereto.

22.   Entire Agreement.  Except as otherwise agreed in writing by the parties, this Agreement constitutes the entire agreement between the Company and the International Underwriters relating to the purchase of, or the procurement of purchasers for, the International Offer Shares by the International Underwriters and supersedes and extinguishes any prior drafts, agreements, undertakings, understanding, representations, warranties and arrangements of any nature whatsoever, other than the letter agreement the Company entered into with J.P. Morgan (Far East), Goldman Sachs and Citigroup Asia on June 17, 2020, whether or not in writing, relating to such matters as have been regulated by the provisions of this Agreement.

23.   Parties at Interest; Successors and Assigns.  This Agreement herein set forth has been and is made solely for the benefit of the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators, the International Underwriters, the Company and, to the extent provided in Section 9 hereof, the controlling persons, directors, officers, members and Affiliates referred to in such Section of, and each person who controls, any International Underwriter, and their respective successors, assigns, heirs, personal representatives, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the International Underwriters, shall acquire or have any right under or by virtue of this Agreement.

If the foregoing correctly sets forth the understanding among the Company, the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators and the several International Underwriters, please sign in the space provided below for that purpose, whereupon this Agreement and your acceptance shall become a binding agreement among the Company, the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators and the International Underwriters, severally.

[Signature pages to follow]

Very truly yours,

For and on behalf of

ZAI LAB LIMITED

By:
Name:
Title:

Signature page to IUA

Accepted and agreed to as of the date first written above, for and on behalf of itself as a Joint Representative on behalf of each of the other International Underwriters

J.P. MORGAN SECURITIES (ASIA PACIFIC) LIMITED

By:
Name:
Title:

Signature page to IUA

Accepted and agreed to as of the date first written above, for and on behalf of itself as a Joint Sponsor

J.P. MORGAN SECURITIES (FAR EAST) LIMITED

By:
Name:
Title:

Signature page to IUA

Accepted and agreed to as of the date first written above, for and on behalf of itself as an International Underwriter

J.P. MORGAN SECURITIES PLC

By:
Name:
Title:

Signature page to IUA

Accepted and agreed to as of the date first written above, for and on behalf of itself as an International Underwriter

J.P. MORGAN SECURITIES LLC

By:
Name:
Title:

Signature page to IUA

Accepted and agreed to as of the date first written above, for and on behalf of itself as a Joint Sponsor and as a Joint Representative on behalf of each of the other International Underwriters

GOLDMAN SACHS (ASIA) L.L.C. (incorporated in Delaware, U.S.A. with limited liability)

By:
Name:
Title:

Signature page to IUA

Accepted and agreed to as of the date first written above, for and on behalf of itself as a Joint Sponsor and as a Joint Representative on behalf of each of the other International Underwriters

CITIGROUP GLOBAL MARKETS ASIA LIMITED

By:
Name:
Title:

Signature page to IUA

Accepted and agreed to as of the date first written above, for and on behalf of itself as an International Underwriter

CITIGROUP GLOBAL MARKETS LIMITED

By:
Name:
Title:

Signature page to IUA

SCHEDULE I-A

THE UNDERWRITERS AND TOTAL UNDERWRITING COMMITMENT

Shares to be Sold
Underwriter	Number	%
J.P. Morgan Securities (Asia Pacific) Limited	[•]	[•]
J.P. Morgan Securities plc	[•]	[•]
J.P. Morgan Securities LLC	[•]	[•]
Goldman Sachs (Asia) L.L.C.	[•]	[•]
Citigroup Global Markets Limited	[•]	[•]
Citigroup Global Markets Asia Limited	[•]	[•]
Jefferies Hong Kong Limited	[•]	[•]
Merrill Lynch (Asia Pacific) Limited	[•]	[•]
Credit Suisse (Hong Kong) Limited	[•]	[•]
China International Capital Corporation Hong Kong Securities Limited	[•]	[•]
Haitong International Securities Company Limited	[•]	[•]
Total	10,564,050	100.0

Schedule I - 1

SCHEDULE I-B

COMMITMENT OF INTERNATIONAL UNDERWRITERS AND HONG KONG UNDERWRITERS

	Firm Shares to be Sold		Hong Kong Offer Shares to be Sold
Underwriter	Number	%	Number	%
J.P. Morgan Securities (Asia Pacific) Limited	[•]	[•]	[•]	[•]
J.P. Morgan Securities plc	[•]	[•]	[•]	[•]
J.P. Morgan Securities LLC	[•]	[•]	[•]	[•]
Goldman Sachs (Asia) L.L.C.	[•]	[•]	[•]	[•]
Citigroup Global Markets Limited	[•]	[•]	[•]	[•]
Citigroup Global Markets Asia Limited	[•]	[•]	[•]	[•]
Jefferies Hong Kong Limited	[•]	[•]	[•]	[•]
Merrill Lynch (Asia Pacific) Limited	[•]	[•]	[•]	[•]
Credit Suisse (Hong Kong) Limited	[•]	[•]	[•]	[•]
China International Capital Corporation Hong Kong Securities Limited	[•]	[•]	[•]	[•]
Haitong International Securities Company Limited	[•]	[•]	[•]	[•]
Total	9,792,350	100.0	771,700	100.0

Schedule I - 2

SCHEDULE II-

ISSUER FREE WRITING PROSPECTUS (INCLUDED IN THE PRICING DISCLOSURE PACKAGE)

1.                          [Free Writing Prospectus filed with the Commission pursuant to Rule 433, dated [•], 2020.]

OTHER INFORMATION INCLUDED IN THE PRICING DISCLOSURE PACKAGE

1.                          The International Offering Price is HK$[•].

2.                          The number of Firm Shares is [•].

Schedule II - 1

SCHEDULE III

THE WARRANTIES

Part A: Representations and warranties of the Company

The Company represents, warrants and undertakes to the Joint Representatives, the International Underwriters and each of them as follows:

(1)         An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act on Form F-3 (File No. 333-230630) in respect of the Offer Shares has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company and the Offer Shares have been duly registered under the Securities Act pursuant to such registration statement (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Offer Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Offer Shares that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the applicable Time of Sale, is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Offer Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with this Agreement is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Offer Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Securities Act is hereinafter called a “Testing-the-Waters Communication;” and any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act is hereinafter called a “Written Testing-the-Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Offer Shares is hereinafter called an “Issuer Free Writing Prospectus”);

Schedule III - 1

(2)         (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(3)         The Pricing Prospectus, as supplemented by the information listed in this Agreement, taken together (collectively, the “Pricing Disclosure Package”), as of the Time of Sale did not, and as of each Time of Delivery (as defined in this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication and each roadshow material does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication and each roadshow material, as supplemented by and taken together with the Pricing Disclosure Package as of the Time of Sale, did not, and as of each Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any International Underwriters furnished to the Company in writing by or on behalf of the International Underwriters expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any International Underwriter is (i) the marketing name, legal name and address of such International Underwriter appearing in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (ii) the statements regarding delivery of shares by the International Underwriters set forth on the cover page of the Registration Statement, the Pricing Disclosure Package, the Prospectus, and (iii) the information contained in the tenth paragraph under the caption “Underwriting – The Global Offering” of the Prospectus.

(4)         The Registration Statement, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus and the filing of the relevant documents with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company;

(5)         The Company (including, without limitation, its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to any offering material in connection with the offering and sale of the Offer Shares and will not, without the prior written consent of the Joint Global Coordinators, prepare, make, use, authorize, approve or refer to any offering material, other than the Preliminary Prospectus, the Pricing Prospectus and any Issuer Free Writing Prospectus to which the Joint Global Coordinators have consented in accordance with this Agreement;

Schedule III - 2

(6)         The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(7)         The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“US GAAP”) applied on a consistent basis throughout the periods covered thereby, except as otherwise disclosed therein and, in the case of unaudited, interim financial statements, subject to normal year-end audit adjustments and the exclusion of certain footnotes as permitted by the applicable rules of the Commission, and any supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly the information shown thereby.

(8)         Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any material change in the capital stock (other than the issuance of Ordinary Shares upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement, the Pricing Disclosure Package and the Prospectus), short-term debt or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development that would reasonably be expected to result in a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole; (ii) except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries taken as a whole has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

Schedule III - 3

(9)         The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing (where such concept exists) under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under the Transaction Documents (as defined below) (a “Material Adverse Effect”).  All their constitutional documents comply in all material respects with the requirements of applicable laws of jurisdictions of their incorporation or organization and are in full force and effect.  The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Annual Report on Form 20-F for the year ended December 31, 2019, filed with the SEC on April 29, 2020.

(10)  The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

Schedule III - 4

(11)  With respect to the stock options (the “Stock Options”) and shares of restricted stock granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of a Stock Option and issuance of restricted stock was duly authorized no later than the date on which the grant of such Stock Option or issuance of restricted stock was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant or issuance (if any) was duly executed and delivered by each party thereto, (iii) each such grant or issuance was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the Nasdaq Global Market (the “Exchange”) and any other exchange on which the Company securities are traded and (iv) each such grant or issuance was properly accounted for in accordance with US GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws.  The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(12)  The Company has full right, power and authority to execute and deliver this Agreement, the Hong Kong Underwriting Agreement, the Registrar Agreement and the Receiving Bank Agreement (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and each of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken.

(13)  Each of this Agreement, the Hong Kong Underwriting Agreement and the Operative Documents has been duly authorized, executed and delivered by the Company and, when validly authorized, executed and delivered by the other parties hereto and thereto, constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms.

(14)  The Shares to be issued and sold by the Company hereunder have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and nonassessable and will conform in all material respects to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights.  Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property or asset of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

Schedule III - 5

(15)  The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Offer Shares by the Company and the consummation by the Company of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect.

(16)  No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Offer Shares and the consummation of the transactions contemplated by the Transaction Documents except for the registration of the Offer Shares under the Securities Act.

(17)  Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its subsidiaries is or, to the Company’s knowledge, may be a party, or any of its executive officers, directors or key employees is a party, or to which any property or rights of the Company or any of its subsidiaries is or, to the Company’s knowledge, may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; to the knowledge of the Company, no such Actions are threatened or contemplated by any governmental or regulatory authority or threatened by others.

Schedule III - 6

(18)  Deloitte Touche Tohmatsu Certified Public Accountants LLP, who have certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(19)  The Company and its subsidiaries have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(20)  Except as disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus, and except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) the Company and its subsidiaries own or possess valid and adequate rights to use or can acquire on reasonable terms all patents, inventions, trademarks, service marks, trade names, domain names and other source indicators, copyrights and copyrightable works, licenses, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), proprietary or confidential information and all other intellectual property and proprietary rights (including all registrations, applications for registration and goodwill associated with the foregoing) (collectively, “Intellectual Property”), in each case, used in, held for use in or otherwise necessary for the conduct of their respective businesses as currently conducted and as proposed to be conducted in the Registration Statement, the Pricing Disclosure Package or the Prospectus; (ii) there are no rights of third parties to any Intellectual Property owned by or licensed to the Company and its subsidiaries that would prevent the Company or its subsidiaries from continuing their business as currently conducted and as proposed to be conducted in the Registration Statement, the Pricing Disclosure Package or the Prospectus; (iii) the Company’s and its subsidiaries’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate, and has not infringed, misappropriated or otherwise violated, any Intellectual Property of any person; (iv) neither the Company nor any of its subsidiaries has received any notice of any Action relating to Intellectual Property, including any claim of infringement, misappropriation, breach, default or other violation of any Intellectual Property of any person, or any notice challenging the ownership, validity, enforceability or scope of any Intellectual Property of the Company or any of its subsidiaries; and (v) to the knowledge of the Company, all Intellectual Property of the Company and its subsidiaries is valid, enforceable and has not been, and is not currently being, infringed, misappropriated or otherwise violated by any person.

(21)  No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the Securities Act or the Listing Rules to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

Schedule III - 7

(22)  The Company is not and, after giving effect to the offering and sale of the Offer Shares and the application of the proceeds thereof received by the Company as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder and will not result in the Company being not in compliance with any applicable laws, rules and regulations with respect to the administration of foreign exchange or overseas investment in the PRC.

(23)  The Company and its subsidiaries have timely paid all taxes (except for cases in which the failure to pay would not have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by US GAAP have been created in the financial statements of the Company) and timely filed all tax returns required to be paid or filed through the date hereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect); and except as otherwise disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries are not aware of any tax deficiency that has been, or is reasonably expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets (except for such tax deficiencies that would not, individually or in the aggregate, have a Material Adverse Effect).  The Company is properly treated as a corporation for U.S. federal income tax purposes and has previously filed with the U.S. Internal Revenue Service a valid Form 8832, electing to be treated as a corporation for U.S. federal income tax purposes, and since that filing, the Company has not made any further filings on Form 8832 to be treated as other than a corporation for U.S. federal income tax purposes.

(24)  The Company and its subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of  the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course, except where such revocation, modification or non-renewal would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries (i) are in compliance with all statutes, rules and regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, promotion, sale, storage, import, export or disposal of any product in development or manufactured or distributed by the Company or its subsidiaries (“Applicable Laws”), except where such noncompliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (ii) have not received any U.S. Food and Drug Administration, China National Medical Product Administration (“NMPA”) (formerly China State Drug Administration (“SDA”)) notices or forms, written notice of adverse finding, warning letter, untitled letter or other correspondence or written notice from any court or arbitrator or governmental or regulatory authority alleging or asserting non-compliance with (x) any Applicable Laws or (y) any licenses, exemptions, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws, except for such notices relating to non-compliance as would not have a Material Adverse Effect.

Schedule III - 8

(25)  No labor disturbance by, or dispute with, employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened.  The Company is not aware of any existing or imminent labor disturbance or dispute between any of its or its subsidiaries’ principal suppliers, contractors or customers and the respective employees of such principal suppliers, contractors or customers, except as would not have a Material Adverse Effect.  The Company and its subsidiaries are, and have been at all times, in compliance with all applicable labor laws and regulations, except as would not have a Material Adverse Effect.  To the knowledge of the Company, no government investigation or proceedings with respect to labor law compliance exists, or, to the knowledge of the Company, is imminent.

(26)  (i) The Company and its subsidiaries (x) are in compliance with all applicable federal, state, local and foreign laws (including common law), rules, regulations, requirements, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution or the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under any Environmental Laws to conduct their respective businesses; and (z) have not received notice of any actual or potential liability or obligation under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in each of the Pricing Disclosure Package and the Prospectus, (x) there is no proceeding that is pending, or, to the Company’s knowledge, contemplated, against the Company or its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of US$100,000 or more will be imposed, (y) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (z) neither the Company nor its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

Schedule III - 9

(27)  Except as disclosed in  the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) neither the Company nor any of its subsidiaries has a material obligation to provide health, retirement, death or disability benefits to any of the present or past employees or directors of the Company or its subsidiaries or to any other person, (ii) the Company and its subsidiaries are in material compliance with all applicable laws relating to employee benefits, and (iii) neither the Company nor any of its subsidiaries has any material liability with regard to any health, retirement, death or disability benefit obligation of any affiliate, including any ERISA Affiliate, in each case except as would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect. An “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Internal Revenue Code of 1986, as amended (“Code”), is treated as under common control with the Company within the meaning of Section 4001(a)(14) of Employee Retirement Income Security Act of 1974 (“ERISA”) or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

(28)  The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and the Listing Rules and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act or the Listing Rules, as applicable, is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.  The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(29)  The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with US GAAP.  The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with US GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls.  The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

Schedule III - 10

(30)  The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as the Company reasonably believes are adequate to protect the Company and its subsidiaries and their respective businesses taken as a whole; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(31)  Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted; (ii) the Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or other regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same; and (iii) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(32)  Neither the Company nor its subsidiaries nor any director or officer of the Company or its subsidiaries nor, to the knowledge of the Company, any agent, employee, affiliate or other person associated with or acting on behalf of the Company or its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anticorruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.  The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.  Neither the Company nor its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

Schedule III - 11

(33)  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Anti-Money Laundering Law of the PRC (《中华人民共和国反洗钱法》), as amended and any other applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(34)  Neither the Company nor its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria and Crimea (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.  For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

Schedule III - 12

(35)  No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(36)  Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Offer Shares.

(37)  Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission, the issuance and sale of the Offer Shares other than have been validly waived by the Company.

(38)  The Company has not taken, directly or indirectly (without giving any effect to the activities of the Underwriters), any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Offered ADSs.

(39)  Neither the issuance, sale and delivery of the Offer Shares nor the application of the proceeds received by the Company as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(40)  Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(41)  To the extent applicable to the Company and its directors and officers, there is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

Schedule III - 13

(42)  At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

(43)  There are no debt securities or preferred stock of, or guaranteed by, the Company that are rated by a “nationally recognized statistical rating organization,” as such term is defined by the Commission for the purposes of Section 3(a)(62) of the Exchange Act.

(44)  (i) Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the clinical and pre-clinical trials conducted by or, to the knowledge of the Company, on behalf of or sponsored by the Company or its subsidiaries, taken as a whole, or in which the Company or its subsidiaries, taken as a whole, have participated and that are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or the results of which are referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus, as applicable, were, and if still pending are, being conducted in all material respects in accordance with standard medical and scientific research standards and procedures for products or product candidates comparable to those being developed by the Company and all applicable statutes and all applicable rules and regulations of the SDA, NMPA and comparable regulatory agencies outside of China to which they are subject (collectively, the “Regulatory Authorities”) and current Good Clinical Practices and Good Laboratory Practices; (ii) the descriptions in the Registration Statement, the Pricing Disclosure Package and the Prospectus of the results of such studies and tests are accurate and complete descriptions in all material respects and fairly present the data derived therefrom; (iii) the Company has no knowledge of any other trials not described in  the Registration Statement, the Pricing Disclosure Package and the Prospectus, the results of which are inconsistent with or call into question the results described or referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (iv) the Company and its subsidiaries have operated at all times and are currently in compliance in all material respects with all applicable statutes, rules and regulations of the Regulatory Authorities; and (v) neither the Company nor any of its subsidiaries have received any written notices, correspondence or other communications from the Regulatory Authorities or any other governmental agency requiring or threatening the termination, material modification or suspension of any clinical or pre-clinical trials that are described in  the Registration Statement, the Pricing Disclosure Package and the Prospectus or the results of which are referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus, other than ordinary course communications with respect to modifications in connection with the design and implementation of such trials, and, to the Company’s knowledge, there are no reasonable grounds for the same.

(45)  The Company has not failed to file with the Regulatory Authorities any required filing, declaration, listing, registration, report or submission that is a responsibility of the Company with respect to the Company’s product candidates that are described or referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus; all such filings, declarations, listings, registrations, reports or submissions were in material compliance with applicable laws when filed; and no deficiencies regarding compliance with applicable law have been asserted by any applicable regulatory authority with respect to any such filings, declarations, listings, registrations, reports or submissions that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Schedule III - 14

(46)  Neither the Company nor any of its subsidiaries or their properties or assets has immunity under the laws of the Cayman Islands and the PRC, U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of Cayman Islands and the PRC, U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Company or any of its subsidiaries or any of their properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by the Transaction Documents, may at any time be commenced, the Company has waived, and they will waive, or will cause its subsidiaries to waive, such right to the extent permitted by law.

(47)  The choice of law provision set forth in this Agreement is a valid choice of law under the laws of the Cayman Islands and the PRC and will be honoured by courts in the Cayman Islands and the PRC, subject to the conditions and restrictions described under the caption “Enforceability of civil liabilities” in the Registration Statement, the Pricing Disclosure Package and the Prospectus.  Neither the Company nor any of its subsidiaries has entered into any memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or a material acquisition or disposition of assets, technologies, business units or businesses.

(48)  Neither the Company nor its subsidiaries has sent or received any communication regarding early termination of, or intent not to renew, any of the material contracts or agreements referred to or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or filed as an exhibit to the Registration Statement to the extent that such contracts and agreements are of the kind that is typically renewable, and no such termination or non-renewal has been threatened by the Company or any of its subsidiaries or by any other party to any such contract or agreement.

Schedule III - 15

(49)  No holder of any of the Shares or the Offer Shares after the consummation of the transactions contemplated by this Agreement is or will be subject to any personal liability in respect of any liability of the Company or its subsidiaries by virtue only of its holding of any such Shares or Offer Shares; and, except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material limitations on the rights of holders of the Shares or the Offer Shares who are not PRC residents to hold, vote or transfer their securities.

(50)  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, each of the Company and its subsidiaries that was incorporated outside of the PRC has complied with, and has taken all reasonable steps to comply with and to ensure compliance by each of its shareholders, option holders, directors, officers and employees that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission and the State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each shareholder, option holder, director, officer and employee that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.

(51)  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, each of the Company’s subsidiaries operating in the PRC is in compliance in all material respects with all requirements under all applicable PRC laws and regulations to qualify for their income tax benefits, local, provincial and national PRC governmental tax holidays, relief, exemptions, concessions, waivers, preferential treatment and financial subsidies (the “Tax Benefits”), and the actual operations and business activities of the Company’s subsidiaries are sufficient to meet the qualifications for their Tax Benefits.  No submissions made to any PRC government authority in connection with obtaining its Tax Benefits contained any misstatement or omission that would have affected the granting of its Tax Benefits.  The Company’s subsidiaries in the PRC have not received notice of any deficiency in their respective applications for their Tax Benefits, and the Company is not aware of any reason why the subsidiaries in the PRC might not qualify for, or be in compliance with the requirements for, their Tax Benefits.

(52)  The indemnification and contribution provisions set forth in Clause 12 hereof do not contravene Cayman Islands or PRC law or public policy.

(53)  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no approvals are currently required in the Cayman Islands in order for the Company to pay dividends or other distributions declared by the Company to the holders of Shares.  Under current laws and regulations of the Cayman Islands and any political subdivision thereof, any amount payable with respect to the Shares upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the share capital of the Company may be paid by the Company in United States dollars or euros and freely transferred out of the Cayman Islands, and no such payments made to the holders thereof or therein who are non-residents of the Cayman Islands will be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands or any political subdivision or taxing authority thereof or therein.

Schedule III - 16

(54)  The legality, validity, enforceability or admissibility into evidence of any of the Registration Statement, the Pricing Disclosure Package, the Prospectus, this Agreement or the Offer Shares in any jurisdiction in which the Company is organized or does business is not dependent upon such document being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof or that any tax, imposition or charge be paid in any such jurisdiction on or in respect of any such document.

(55)  A holder of the Offer Shares and each International Underwriters are each entitled to sue as plaintiff in the court of the jurisdiction of formation and domicile of the Company for the enforcement of their respective rights under this Agreement and the Offer Shares and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction except that plaintiffs not residing in the Cayman Islands may be required to guarantee payment of a possible order for payment of costs or damages at the request of the defendant.

(56)  The Company enjoys treatment as a “foreign private issuer” as defined in Rule 405 under the Securities Act before January 1, 2021.

(57)  Each of the Transaction Documents is in proper form to be enforceable against the Company in the Cayman Islands in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands of any such Transaction Document, it is not necessary that any such Transaction Document be filed or recorded with any court or other authority in the Cayman Islands (other than court filings in the normal course of proceedings) or that any stamp or similar tax (other than nominal stamp duty if any such Transaction Document is executed in or brought into the Cayman Islands) in the Cayman Islands be paid on or in respect of any such Transaction Document or any other documents to be furnished hereunder.

(58)  The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(59)  The Company (i) has not alone engaged in any Testing-the-Waters Communication and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications.  The Company has not distributed any Written Testing-the-Waters Communications.  “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Rule 163B of the Securities Act.  “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405.

(60)  All information disclosed or made available (or which is required to have been disclosed or made available, including, without limitation, as necessary or relevant to the performance by the Joint Representatives of their obligations as sponsors under the Listing Rules) in writing or orally from time to time by or on behalf of the Company or any of its subsidiaries or any director, officer, employee or agent of the Company or any of its subsidiaries to the SEHK, the SFC, the Commission or the Underwriters for the purposes of the Global Offering and/or the listing of the Shares on the SEHK (including, without limitation, for the purposes of replying to queries raised by the SEHK or the SFC or the Commission) was so disclosed or made available in full and in good faith and was when given and, except as subsequently disclosed in all of the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof or otherwise notified to the SEHK and/or the SFC, as applicable, remains, complete, true and accurate in all material respects and not misleading in any material respects, and there is no other information which has not been provided the result of which would make the information so received misleading in any material respects.

Schedule III - 17

(61)  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith. All statements or expressions of opinion or intention or forecasts or estimates (including, without limitation, the statements regarding the sufficiency of working capital, future plans, use of proceeds, significant accounting policies, indebtedness, prospects, dividends, material contracts and litigation) disclosed during the course of the Global Offering, remain fairly and honestly made after due and proper consideration and on reasonable grounds and, where appropriate, based on reasonable assumptions, and such grounds or assumptions remain truly and honestly held by the Company and its directors and there are no other facts known or which could, upon due and careful inquiry, have been known to the Company or its directors the omission of which would make any such statement or expression misleading in any respect.

(62)  Any certificate signed by any officer or director of the Company and delivered to the Underwriters, counsel for the Underwriters as required or contemplated by this Agreement or the Hong Kong Underwriting Agreement, as applicable, shall constitute a representation and warranty hereunder by the Company, as to matters covered thereby, to each Underwriter.

(63)  Save for the appointment of the Stabilizing Manager of the Global Offering or otherwise pursuant to the Over-allotment Option as disclosed in the Pricing Disclosure Package and the Prospectus, none of the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries, (i) has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the International Offer Shares, or (ii) has taken or will take or has omitted to take or will omit to take, directly or indirectly, any action which may result in the loss by any of the International Underwriters of the ability to rely on any stabilization safe harbor provided by the Securities and Futures (Price Stabilizing) Rules under the Securities and Futures Ordinance or otherwise.

Schedule III - 18

(64)  Except as described in the Registration Statement, and save for any Trading Fee, Transaction Levy and stamp duty payable in connection with on-market purchases of Shares conducted by the Stabilizing Manager and any subsequent transfer of such shares to the lender thereof, no transaction tax, issue tax, stamp duty or other issuance or transfer tax or duty or any withholding tax is or will be payable by or on behalf of or on payments to the International Underwriters, or otherwise imposed on any payments made to the International Underwriters, acting in their capacity as International Underwriters, in connection with (i) the issuance of the International Offer Shares to the International Underwriters by the Company; (ii) the sale and delivery by the International Underwriters of the International Offer Shares to the initial purchasers thereof; (iii) the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement; (iv) any subsequent transfer of, or agreement to transfer, the International Offer Shares through the facilities of the HKSCC (including such transfers to purchasers procured by the International Underwriters); or (v) deposit of the Offer Shares with the HKSCC.

(65)  (A) None of the individual Supplemental Offering Material (as defined below), when considered together with the Hong Kong Public Offering Documents, contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) no individual Supplemental Offering Material conflicted or will conflict with the Hong Kong Public Offering Documents (as used herein, “Supplemental Offering Material” means any written communication within the meaning of Rule 405 under the Securities Act prepared by or on behalf of the Company, or used or referred to by the Company, that constitutes an offer to sell or a solicitation of an offer to buy the Offer Shares (other than the Hong Kong Public Offering Documents or amendments or supplements thereto), including, without limitation, any roadshow material relating to the Offer Shares that constitutes such a written communication).

(66)  Each of the Pricing Disclosure Package, the Pricing Prospectus or the Hong Kong Public Offering Documents contains or includes (A) all information and particulars required of a prospectus and/or listing document to comply with the Companies (Winding Up and Miscellaneous) Ordinance, the Listing Rules and all other laws so far as applicable to any of the foregoing, the Global Offering and/or the listing of the Shares on the SEHK and (B) all such information as investors and their professional advisers would reasonably require, and reasonably expect to find therein, for the purpose of making an informed assessment of the assets and liabilities, financial position, profits and losses, businesses and prospects of the Company and its subsidiaries, taken as a whole, and the rights attaching to the Offer Shares. No circumstances, event or situation exists or has arisen which are likely to materially or adversely affect the condition of the Company or its subsidiaries, financial or otherwise, or the earnings, affairs or business or trading prospects of the Company which has not been disclosed in the Pricing Disclosure Package and the Pricing Prospectus.

(67)  Approval in principle has been obtained from the Listing Committee for the listing of, and permission to deal in, the Offered Securities on the Main Board of the Hong Kong Stock Exchange and there is no reason to believe that such approval may be revoked, suspended or modified.

Schedule III - 19

SCHEDULE IV

LIST OF LOCK-UP PARTIES

Directors and Executive Officers

Samantha Du

Billy Cho

F. Ty Edmondson

Tao Fu

Yongjiang Hei

William Liang

Harald Reinhart

Kai-Xian Chen

John Diekman

Nisa Leung

William Lis

Leon O. Moulder, Jr.

Peter Wirth

5%+ Shareholders

QM11 Limited

Schedule IV - 1

SCHEDULE V

NAMES AND ADDRESSES OF THE UNDERWRITERS

J.P. Morgan (Asia Pacific)
28th Floor, Chater House
8 Connaught Road
Central
Hong Kong

Goldman Sachs
68/F, Cheung Kong Center
2 Queen’s Road Central
Hong Kong

Citigroup Asia
50/F, Champion Tower
3 Garden Road
Central
Hong Kong

As the Joint Global Coordinators and Joint Representatives

J.P. Morgan (Asia Pacific)
28th Floor, Chater House
8 Connaught Road
Central
Hong Kong

Goldman Sachs
68/F, Cheung Kong Center
2 Queen’s Road Central
Hong Kong

Citigroup Asia
50/F, Champion Tower
3 Garden Road
Central
Hong Kong

Jefferies Hong Kong Limited

Suites 2201, 22/F, Cheung Kong Center

2 Queen’s Road Central

Hong Kong

As the Joint Global Coordinators

Schedule V - 1

(in relation to the International Offering)
J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
United States of America

(in relation to the Hong Kong Public Offering)
J.P. Morgan (Asia Pacific)
28th Floor, Chater House
8 Connaught Road
Central
Hong Kong

(in relation to the International Offering)
J.P. Morgan Securities plc
25 Bank Street, Canary Wharf
London E14 5JP
United Kingdom

Goldman Sachs
68/F, Cheung Kong Center
2 Queen’s Road Central
Hong Kong

(in relation to the International Offering)
Citigroup Global Markets Limited
33 Canada Square
Canary Wharf
London E14 5LB
United Kingdom

(in relation to the Hong Kong Public Offering)
Citigroup Asia
50/F, Champion Tower
3 Garden Road
Central
Hong Kong

Jefferies Hong Kong Limited

Suites 2201, 22/F, Cheung Kong Center

2 Queen’s Road Central

Hong Kong

Merrill Lynch (Asia Pacific) Limited

55/F Cheung Kong Center

2 Queen’s Road Central

Central

Hong Kong

Schedule V - 2

Credit Suisse (Hong Kong) Limited

Level 88, International Commerce Centre

1 Austin Road

West Kowloon

Hong Kong

China International Capital Corporation Hong Kong Securities Limited

29/F, One International Finance Centre

1 Harbour View Street

Central

Hong Kong

Haitong International Securities Company Limited

22/F Li Po Chun Chambers

189 Des Voeux Road Central

Hong Kong

As the Joint Bookrunners and Joint Lead Managers

Schedule V - 3

SCHEDULE VI

ZAI LAB LIMITED

ACCOUNT INFORMATION

Schedule III - 1

EXHIBIT A

OFFICER’S CERTIFICATE OF THE COMPANY

EXHIBIT B

CHIEF FINANCIAL OFFICER’S CERTIFICATE

EXHIBIT C

CHIEF LEGAL OFFICER’S CERTIFICATE

EXHIBIT D

Lock-Up Agreement

September 16, 2020

Citigroup Global Markets Asia Limited (“Citigroup Asia”)

50/F, Champion Tower

3 Garden Road, Central

Hong Kong

Goldman Sachs (Asia) L.L.C. (“Goldman Sachs”)

68/F, Cheung Kong Center

2 Queen’s Road Central

Hong Kong

J.P. Morgan Securities (Asia Pacific) Limited

28/F, Chater House

8 Connaught Road Central

Hong Kong

(in alphabetical order)

As joint representatives of the Hong Kong Underwriters and International Underwriters (as defined below) (the “Joint Representatives”)

J.P. Morgan Securities (Far East) Limited (“J.P. Morgan (Far East)”)

28/F, Chater House

8 Connaught Road

Central

Hong Kong

As a Joint Sponsor (together with Citigroup Asia and Goldman Sachs, the “Joint Sponsors”)

Re:  Zai Lab Limited — Global Offering

Ladies and Gentlemen:

The undersigned understands that Zai Lab Limited, an exempted company incorporated in the Cayman Islands (the “Company”) has entered into an underwriting agreement dated as of the date hereof (the “Hong Kong Underwriting Agreement”) with the Joint Representatives for themselves and on behalf of the underwriters party thereto (the “Hong Kong Underwriters”) and J.P. Morgan (Far East), relating to the public offering in Hong Kong and sale by the Company of ordinary shares, par value US$0.00006 per share, of the Company (“Ordinary Shares”), to be underwritten through arrangements with the Hong Kong Underwriters (the “Hong Kong Public Offering”).

In addition, the undersigned understands that the Joint Representatives for themselves and on behalf of the several underwriters to be named therein (the “International Underwriters” and, together with the Hong Kong Underwriters, the “Underwriters”) and J.P. Morgan (Far East), intend to enter into an underwriting agreement dated on the Price Determination Date (the “International Underwriting Agreement”, together with the Hong Kong Underwriting Agreement,  the “Underwriting Agreements”) with the Company, providing for the offering and sale (the “International Offering” and, together with the Hong Kong Offering, the “Global Offering”) of Ordinary Shares.

In conjunction with the Global Offering, the Company has applied to list its Ordinary Shares on the Main Board of the SEHK, as described in a prospectus which is proposed to be issued on or about September 17, 2020 (the “Hong Kong Prospectus”).

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Hong Kong Underwriting Agreement.

In consideration of the agreement of the Underwriters to purchase and make the Global  Offering of the Ordinary Shares, and for other good and valuable consideration the receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Joint Representatives on behalf of the Underwriters, the undersigned will not, during the period beginning on the Price Determination Date and ending 90 days after the Price Determination Date (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any ADSs or Ordinary Shares of the Company or any securities convertible into or exercisable or exchangeable for ADSs or Ordinary Shares (including without limitation, ADSs or Ordinary Shares or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the U.S. Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the ADSs or Ordinary Shares or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of ADSs or Ordinary Shares or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any ADSs or Ordinary Shares or any security convertible into or exercisable or exchangeable for ADSs or Ordinary Shares in each case other than (A) transfers of shares of ADSs or Ordinary Shares or such other securities as a bona fide gift or gifts or by testate succession or intestate distribution, (B) any ADSs or Ordinary Shares acquired by the undersigned in the open market, (C) the exercise of stock options or other similar awards granted pursuant to the Company’s equity incentive plans, as disclosed in the Hong Kong Prospectus; provided that such restriction shall apply to any of the undersigned’s ADSs or Ordinary Shares issued upon such exercise, (D) any Ordinary Shares or such other securities that are used for the primary purpose of satisfying any tax or other governmental withholding obligation, through cashless surrender or otherwise, with respect to any award or equity-based compensation granted pursuant to the Company’s equity incentive plans, as disclosed in the Hong Kong Prospectus, or in connection with tax or other obligations as a result of testate succession or intestate distribution, (E) transfers to a member or members of the undersigned’s immediate family or to a trust, the direct or indirect beneficiaries of which are the undersigned and/or a member or members of his or her immediate family, (F) the transfer of the undersigned’s Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares to the Company pursuant to any contractual arrangement that provides for the repurchase of the undersigned’s Ordinary Shares or such other securities by the Company or in connection with the termination of the undersigned’s employment with the Company or the undersigned’s failure to meet certain conditions set out upon receipt of such Ordinary Shares or other such securities, (G) distributions of ADSs, Ordinary Shares or such other securities to members or shareholders of the undersigned or to any corporation, partnership or other person or entity that is a direct or indirect affiliate of the undersigned[, and (H) any Ordinary Shares loaned to the Stabilizing Manager pursuant to the Stock Borrowing Agreement]; provided that in the case of any transfer or distribution pursuant to clause (A), (E) or (G), each donee or distributee shall execute and deliver to the Joint Representatives a lock-up letter in the form of this paragraph; and provided, further, that in the case of any transfer or distribution pursuant to clause (A) through (G), no filing by any party (donor, donee, transferor or transferee) under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Restricted Period referred to above).  If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any Company directed securities the undersigned may purchase in the Global Offering.

2

The restrictions contained herein shall not apply to any transfers, sales, tenders or other dispositions of Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares pursuant to a bona fide third party tender offer, merger, amalgamation, consolidation or other similar transaction made to or involving all holders of Ordinary Shares or such other securities pursuant to which one hundred percent (100%) ownership of the Company is transferred to such third party (including, without limitation, the entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Ordinary Shares or other such securities in connection with such transaction, or vote any Ordinary Shares or other such securities in favor of any such transaction); provided that if such tender offer merger, amalgamation, consolidation or other similar transaction is not completed, any Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares subject to this letter agreement (the “Letter Agreement”) shall remain subject to the restrictions contained in this Letter Agreement.

[The foregoing restrictions shall not apply to any sales made pursuant to a trading plan adopted pursuant to Rule 10b5-1 of the Exchange Act prior to the date of this Letter Agreement, provided that any filing under Section 16(a) of the Exchange Act that is made in connection with any such sales during the Restricted Period shall state that such sales have been executed under a trading plan pursuant to Rule 10b5-1 under the Exchange Act, and shall also state the date such trading plan was adopted or the establishment of a trading plan adopted pursuant to Rule 10b5-1 under the Exchange Act on or after the date of this Letter Agreement, provided that no transfers occur under such plan during the Restricted Period and no public announcement or filing shall be required or voluntarily made by any person in connection therewith other than general disclosure in Company periodic reports to the effect that Company directors and officers may enter into such trading plans from time to time.]

3

If the undersigned is an officer or director of the Company, (i) the Joint Representatives on behalf of the Underwriters agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of ADSs or Ordinary Shares, the Joint Representatives on behalf of the Underwriters will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the International Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by the Joint Representatives on behalf of the Underwriters hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, (i) if the International Underwriting Agreement is not executed on or prior to September 30, 2020, (ii) if the International Underwriting Agreement or Hong Kong Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Ordinary Shares to be sold thereunder, (iii) if the Joint Representatives, on the one hand, or the Company, on the other hand, informs the other, prior to the execution of the International Underwriting Agreement, that it has determined not to proceed with the Global Offering or (iv) the registration statement related to the Global Offering has been withdrawn, the undersigned shall be released from all obligations under this Letter Agreement.  The undersigned understands that the Underwriters are entering into the Hong Kong Underwriting Agreement and International Underwriting Agreement and proceeding with the Global Offering in reliance upon this Letter Agreement.

4

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Global Offering of the Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representative may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Global Offering, the Representative and the other Underwriters are not making a recommendation to you to participate in the Public Offering, enter into this Letter Agreement, or sell any Shares at the price determined in the Global Offering, and nothing set forth in such disclosures is intended to suggest that the Joint Representative or any Underwriter is making such a recommendation.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

[Name of Signing Party]

By:
Signatory Name:
Title:

5

EXHIBIT E

PRESS RELEASE

EXHIBIT F

OVER-ALLOTMENT OPTION EXERCISE NOTICE